                                                                     EXHIBIT 2.1
================================================================================

                            SHARE PURCHASE AGREEMENT


                                  BY AND AMONG


                        BINDVIEW DEVELOPMENT CORPORATION,


                                  NETECT LTD.,


                        HOLDERS OF ALL OF THE OUTSTANDING
                     SHARE CAPITAL AND OF RIGHTS TO ACQUIRE
                          SHARE CAPITAL OF NETECT LTD.


                                       AND

                PAUL E. BLONDIN, AS SHAREHOLDERS' REPRESENTATIVE



                             DATED JANUARY 29, 1999


================================================================================

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                                TABLE OF CONTENTS

ARTICLE I
     DEFINITIONS.......................................................................2

ARTICLE II
     PURCHASE AND SALE OF NETECT SHARES...............................................10
     2.1      The Exchange............................................................10
     2.2      Closing of Netect's Transfer Books......................................11
     2.3      Shareholders' Representative............................................11

ARTICLE III
     CLOSING..........................................................................12
     3.1      Closing.................................................................12
     3.2      Closing Obligations.....................................................13

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF NETECT AND THE SHAREHOLDERS....................15
     4.1      Organization and Good Standing..........................................15
     4.2      Authority; No Conflict..................................................16
     4.3      Capitalization..........................................................17
     4.4      Financial Statements....................................................17
     4.5      Books and Records.......................................................18
     4.6      Title to Properties; Encumbrances.          ............................18
     4.7      Condition and Sufficiency of Assets.....................................18
     4.8      Accounts Receivable.....................................................19
     4.9      No Material Undisclosed Liabilities.....................................19
     4.10     Taxes.   ...............................................................19
     4.11     No Material Adverse Change..............................................20
     4.12     Employee Benefits.......................................................20
     4.13     Compliance with Legal Requirements; Governmental Authorizations.........24
     4.14     No Legal Proceedings; No Orders.........................................25
     4.15     Absence of Certain Changes and Events...................................25
     4.16     Contracts; No Defaults..................................................25
     4.17     Software................................................................27
     4.18     Insurance...............................................................30
     4.19     Employees...............................................................31
     4.20     Labor Relations; Compliance.............................................31
     4.21     Intellectual Property...................................................32
     4.22     Absence of Certain Payments and Transactions............................34
     4.23     Full Disclosure.........................................................34
     4.24     No Brokers or Finders...................................................34
     4.25     Year 2000 Compliance....................................................34

     4.26     Relationships with Related Persons......................................35
     4.27     Share Ownership.........................................................35
     4.28     Securities Law Matters..................................................36
     4.29     Shareholder Authority; No Conflict......................................38

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF BINDVIEW.......................................39
     5.1      Organization and Good Standing..........................................39
     5.2      Authority; No Conflict..................................................39
     5.3      No Proceedings..........................................................40
     5.4      No Brokers or Finders...................................................40
     5.5      BindView Capitalization.................................................40
     5.6      BindView SEC Reports....................................................41
     5.7      No Material Adverse Change..............................................41
     5.8      Compliance with Laws....................................................41
     5.9      Properties..............................................................41
     5.10     No Brokers or Finders...................................................42

ARTICLE VI
     COVENANTS OF NETECT AND THE SHAREHOLDERS.........................................42
     6.1      Access and Investigation................................................42
     6.2      Operation of the Businesses of Netect...................................42
     6.3      Negative Covenants......................................................43
     6.4      Required Approvals......................................................43
     6.5      Notification............................................................43
     6.6      Payment of Indebtedness by Related Persons..............................44
     6.7      No Negotiation..........................................................44
     6.8      Commercially Reasonable Efforts.........................................44
     6.9      Lock-up.................................................................44
     6.10     Nontaxable Reorganization...............................................44

ARTICLE VII
     COVENANTS OF BINDVIEW............................................................44
     7.1      Approvals of Governmental Bodies........................................44
     7.2      Commercially Reasonable Efforts.........................................45
     7.3      [Reserved]..............................................................45
     7.4      Notification............................................................45
     7.5      Pooling Treatment.......................................................45
     7.6      Indemnification of Company Officers and Directors; Insurance............45
     7.7      Stock Options...........................................................45
     7.8      Nontaxable Reorganization...............................................46


                                       ii

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
ARTICLE VIII
     CONDITIONS PRECEDENT TO NETECT'S AND THE SHAREHOLDERS'
     OBLIGATION TO CLOSE..............................................................46
     8.1      Accuracy of Representations.............................................46
     8.2      BindView's Performance..................................................47
     8.3      Consents................................................................47
     8.4      No Proceedings..........................................................47
     8.5      Indemnity Escrow Agreement..............................................47
     8.6.     Closing Certificate.....................................................47
     8.7      Pooling Opinion.........................................................47
     8.8      Nasdaq Listing..........................................................47
     8.9      Affiliate Letters.......................................................47

ARTICLE IX
     CONDITIONS PRECEDENT TO BINDVIEW'S OBLIGATION TO CLOSE...........................48
     9.1      Accuracy of Representations.............................................48
     9.2      Netect's and the Shareholders' Performance..............................48
     9.3      Consents................................................................48
     9.4      [Reserved]..............................................................48
     9.5      No Proceedings..........................................................48
     9.6      No Claim Regarding Stock Ownership or Sale Proceeds.....................48
     9.7      Waivers.................................................................49
     9.8      Pooling Opinion.........................................................49
     9.9      No Material Adverse Change..............................................49
     9.10     Indemnity Escrow Agreement..............................................49
     9.11     Transaction Expenses; Severance Costs; Debt.............................49
     9.12.    Closing Certificate.....................................................49
     9.13     Shareholder Releases....................................................50
     9.14     Compiling Software......................................................50

ARTICLE X
     TERMINATION......................................................................50
     10.1     Termination Events......................................................50
     10.2     Effect of Termination...................................................50

ARTICLE XI
     INDEMNIFICATION; REMEDIES........................................................51
     11.1     Survival; Right to Indemnification Not Affected by Knowledge............51
     11.2     Indemnification and Payment of Damages by Netect and the Shareholders...51
     11.3     Indemnification and Payment of Damages by BindView......................52
     11.4     Time Limitations........................................................52
     11.5     Limitations on Amount - The Shareholders................................53
     11.6     Limitations on Amount - BindView........................................53
     11.7     Indemnity Escrow........................................................53
     11.8     Procedure for Indemnification - Third Party Claims......................53
     11.9     Procedure for Indemnification - Other Claims............................54

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
ARTICLE XII
     GENERAL PROVISIONS...............................................................55
     12.1     Expenses................................................................55
     12.2     Public Announcements....................................................55
     12.3     Confidentiality.........................................................55
     12.4     Notices.................................................................56
     12.5     Jurisdiction; Service of Process........................................56
     12.6     Further Assurances......................................................57
     12.7     Waiver..................................................................57
     12.8     Entire Agreement and Modification.......................................57
     12.9     Disclosure Letter.......................................................57
     12.10    Assignments, Successors and No Third-party Rights.......................57
     12.11    Severability............................................................57
     12.12    Section Headings, Construction..........................................58
     12.13    Time of Essence.........................................................58
     12.14    Governing Law...........................................................58
     12.15    Counterparts............................................................58
     12.16    Amendment of Disclosure Letter..........................................58


Exhibits

Exhibit A     Form of Employment Agreement
Exhibit A-1   List of Selected Employees
Exhibit B     Form of Indemnity Escrow Agreement
Exhibit C     Form of Registration Rights Agreement
Exhibit D     Form of Shareholder Release
Exhibit E     Form of Non-competition Agreement
Exhibit E-1   Form of Non-competition Covenantors


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                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement"), is made and entered into this 29th day of January, 1999, by and among BINDVIEW DEVELOPMENT CORPORATION, a Texas corporation ("BindView"), NETECT LTD., an Israeli corporation ("Netect"), the individuals and entities set forth on the signature pages hereto and identified as owners of all of the outstanding share capital of Netect or of rights to acquire share capital of Netect (the "Shareholders"), and Paul E. Blondin, as representative of the Shareholders (the "Shareholders' Representative").

                              W I T N E S S E T H:

     WHEREAS, BindView desires to acquire Netect in the manner provided in this Agreement;

     WHEREAS, BindView, Netect and the Shareholders believe that the acquisition by BindView of all of the outstanding share capital of Netect, in the manner provided by and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is desirable and in their respective best interests;

     WHEREAS, BindView, Netect and the Shareholders intend that the Contemplated Transactions will be treated as a "pooling of interests" for accounting purposes and a nontaxable transaction under Section 368(a)(1)(B) of the IRC;

     WHEREAS, the Boards of Directors of BindView and Netect have each approved the Contemplated Transactions, pursuant to the terms and subject to the conditions of this Agreement, whereby Shareholders will exchange their Netect Shares and Options for shares of and options exercisable for shares of BindView Common Stock; and

     WHEREAS, BindView, Netect and the Shareholders desire to make certain representations, warranties and agreements in connection with the Contemplated Transactions;

     WHEREAS, BindView, Netect and the Shareholders intend that (i) the Contemplated Transactions will be recorded for accounting purposes as a pooling of interests under United States generally accepted accounting principles and
(ii) the exchange of Netect Shares for BindView Common Stock will be treated as a transaction described in Section 368(a)(1)(B) of the IRC.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions, covenants and promises herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

     "APPLICABLE CONTRACT" means any Contract (i) under which Netect or any of its Subsidiaries has or may acquire any rights, (ii) under which Netect or any of its Subsidiaries has or may become subject to any obligation or liability or
(iii) by which Netect or any of its Subsidiaries or any of the Assets owned or used by them is or may become bound.

     "ASSETS" means all assets and property, whether real, personal or mixed, tangible or intangible.

     "BALANCE SHEETS" has the meaning given to that term in Section 4.4.

     "BINDVIEW COMMON STOCK" means the common stock of BindView, no par value per share.

     "BINDVIEW INTELLECTUAL PROPERTY ASSETS" means all right, title and interest, anywhere in the world, in and to any of the following things that are associated with the software of BindView or with the licensing or distribution of software by BindView or any of its Subsidiaries:

          (i) the name "BindView Development Corporation", and all fictional business names, trading names, registered and unregistered domain names, trademarks, service marks and registration applications for the same;

          (ii) all issued patents, pending or unfiled patent applications and inventions and discoveries that may be patentable;

          (iii) all copyrights or copyright registrations in both published works and unpublished works;

          (iv)    all rights in mask works; and

          (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by BindView as licensee or licensor.

     "BINDVIEW SEC REPORTS" has the meaning given to that term in Section 4.28.3.1.

     "BREACH" means a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement; a Breach will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

     "BUSINESS DAYS" means any day other than Saturday, Sunday or a day on which commercial banks in Houston, Texas, Boston, Massachusetts or Tel Aviv, Israel are authorized or required by law to close.

     "CLOSING" means the consummation of the Contemplated Transactions.

     "CLOSING DATE" means the date and time as of which the Closing actually takes place.

     "CONSENT" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" means all of the following transactions contemplated by this Agreement:

          (i) the acquisition by BindView of all of the outstanding Netect Shares and the Options, other than Options under the Netect Option Plans, which will be converted into options for BindView Common Stock pursuant to
     Section 7.7;

           (ii) the exchange by Shareholders of their Netect Shares and Options for shares of and options exercisable for shares of BindView Common Stock;

           (iii) the execution and delivery of the Indemnity Escrow Agreement, the Registration Rights Agreement, the Non-competition Agreements and the Employment Agreements; and

           (iv) the performance by BindView, Netect and the Shareholders of their respective covenants and obligations under this Agreement prior to Closing.

     "CONTRACT" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DEFINED BENEFIT PENSION PLAN" has the meaning given in ERISA
Section 3(35).

     "DISCLOSURE LETTER" means the disclosure letter dated the date of this Agreement and delivered by Netect and the Shareholders to BindView, which Disclosure Letter is incorporated into and is a part of this Agreement.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

     "EMPLOYMENT AGREEMENTS" means those certain agreements in the form of Exhibit A attached hereto dated as of the Closing Date, by and among BindView and each of the Selected Employees.

     "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such Act or any successor law.

     "ERISA AFFILIATE" means, with respect to Netect, any other Person that, together with Netect, would be, or at anytime within the last six years was treated as a single employer under IRC Section 414 or Section 4001 of ERISA.

     "ESCROW SHARES" has the meaning set forth in Section 2.1.3.

     "ESTIMATED TRANSACTION EXPENSES" means an amount as set forth on Schedule
9.11 hereto.

     "EXCHANGE" means (i) the acquisition by BindView of all of the outstanding Netect Shares and the Options (other than Options under the Netect Option Plans), (ii) the conversion of Options under the Netect Option Plans into options for BindView Common Stock pursuant to Section 7.7, and (iii) the exchange by the Shareholders of their Netect Shares and Options for shares of and options exercisable for shares of BindView Common Stock.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

     "FACILITIES" means any real property currently owned or leased by Netect and any buildings, structures or fixtures currently owned or leased by Netect.

     "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

     "GAAP" means generally accepted accounting principles consistently applied within the United States.

     "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" means any:

          (i) nation, state, county, city, town, municipality or other jurisdiction of any nature;

          (ii)    federal, state, local, municipal, foreign or other government;

          (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

          (iv)    multi-national organization or body; or

          (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "INDEMNIFIED PERSONS" has the meaning set forth in Section 11.2.

     "INDEMNITY ESCROW AGENT" means Southwest Bank of Texas, N.A. or any successor appointed pursuant to and in accordance with the Indemnity Escrow Agreement.

     "INDEMNITY ESCROW AGREEMENT" means that certain agreement in the form of Exhibit B attached hereto to be dated as of the Closing Date, by and among BindView, the Shareholders, the Shareholders' Representative and the Indemnity Escrow Agent.

     "IRC" means the United States Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "ISRAELI GAAP" means generally accepted accounting principles consistently applied within Israel.

     "KNOWLEDGE" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (i) such individual is actually aware of such fact or other matter; or

          (ii) a prudent individual could be expected to discover such fact or other matter in the course of conducting a "reasonable investigation" concerning the existence of such fact or other matter. "Reasonable investigation" shall mean direct verbal or written inquiries of the management team or executive or other Person responsible for the oversight or management of the fact or matter in question.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as an officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. For purposes of this definition, the "officers" of Netect are Paul E. Blondin (President and CEO), Leo Charbonneau (Chief Financial Officer) Marc Camm (Vice President) and Paul Cormier (Vice President). For purposes of this definition, the "officers" of BindView are Eric J. Pulaski (Chairman, President and CEO) and Scott R. Plantowsky (Vice President and CFO).

     "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

     "MATERIAL ADVERSE EFFECT" means any change in or effect on the referenced entity that is or is reasonably expected to be materially adverse to any of the financial condition, results of operations, businesses, assets or liabilities of such entity, taken as a whole, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination with any other change or effect, to constitute a Material Adverse Effect: (a) conditions affecting the computer software industry or the computer security market as a whole, (b) conditions affecting the U.S. economy, the Israeli economy or the world economy as a whole, (c) any effect arising primarily out of or resulting primarily from actions contemplated by the parties in connection with, or which is primarily attributable to, the announcement of this Agreement and the transactions contemplated hereby or (d) with respect to Netect, any action or event permitted in Article VI hereof, or the results of any action taken or not taken after the date hereof and on or before the Closing Date after consultation with and with the prior approval of BindView.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "NASDAQ" means the Nasdaq National Market.

     "NETECT INTELLECTUAL PROPERTY ASSETS" has the meaning given to that term in
Section 4.21.

     "NETECT OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted or followed by Netect or an ERISA Affiliate.

     "NETECT OPTION PLANS" means the Section 102 Employee Option Plan and the 1998 International Employee Stock Plan of Netect.

     "NETECT PLANS" means all Plans (i) of which Netect or an ERISA Affiliate is or was a Plan Sponsor at any time within the six-year period preceding the date of this Agreement, (ii) to which Netect or an ERISA Affiliate otherwise contributes or has contributed at any time within the six-year period preceding the date of this Agreement or (iii) in which Netect or an ERISA Affiliate otherwise participates or has participated at any time within the six-year period preceding the date of this Agreement. All references to Plans are to Netect Plans unless the context requires otherwise.

     "NETECT SHARES" means the share capital of Netect, including ordinary and preferred shares.

     "NETECT VEBA" means a VEBA whose members include employees of Netect or any ERISA Affiliate.

     "NON-COMPETITION AGREEMENT" means one of those certain Non-competition Agreements in the form attached as Exhibit E to be signed by the individuals listed on Exhibit E-1.

     "OPTIONS" means any and all options, warrants, rights to purchase or calls on Netect Shares or any other securities convertible into or exchangeable or redeemable for Netect Shares (including any lien or charge on unissued share capital).

     "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator, other than any orders of any Governmental Body of or within Israel which are incorporated into a law or regulation of general applicability.

     "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

          (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     "ORGANIZATIONAL DOCUMENTS" means (i) the articles or certificate of incorporation and the bylaws (or analogous charter documents) of a corporation or the articles of association and the memorandum of association of any Israeli corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the certificate of formation and the operating or members' agreement (or their substantial equivalents) of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, (vi) any shareholder agreements or share purchase agreements relating to the securities of the Person in question and (vii) any amendment to any of the foregoing.

     "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements or customary practices to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees or agents, other than obligations, arrangements and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of IRC Section 132.

     "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

     "PLAN" has the meaning given in ERISA Section 3(3).

     "PLAN SPONSOR" has the meaning given in ERISA Section 3(16)(B).

     "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

     "REGISTRATION RIGHTS AGREEMENT" means that certain agreement in the form of Exhibit C attached hereto to be dated as of the Closing Date, by and among BindView, the Shareholders' Representative and the Shareholders.

     "RELATED PERSON" with respect to a particular individual means:

          (i) each other member of such individual's Family (as defined below);

          (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and

          (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual means:

          (v) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (vi)    any Person that holds a Material Interest in such specified
     Person;

          (vii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

          (viii) any Person in which such specified Person holds a Material Interest;

          (ix) any Person which is a limited partnership with respect to which such specified Person serves as a general partner (or in a similar capacity); and

          (x) any Related Person of any individual described in clause (vi) or (vii).

     For purposes of this definition, (a) the "Family" of an individual includes
(1) the individual, (2) the individual's spouse and any former spouses, (3) any other natural person who is related to the individual or the individual's spouse within the second degree and (4) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "REPRESENTATIVE" with respect to a particular Person, means any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SECTION 102 EMPLOYEE OPTION PLAN" means Netect's Employee Share Option Plan dated September 20, 1997, as amended.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

     "SECURITIES LAWS" mean, collectively, the Securities Act and the Exchange Act.

     "SELECTED EMPLOYEES" means those employees of Netect listed in Exhibit A-1.

     "SHAREHOLDER INDEMNIFIED PERSONS" has the meaning set forth in Section
11.3.

     "SHAREHOLDERS' REPRESENTATIVE" means Mr. Paul E. Blondin or such other Shareholder designated by the Shareholders pursuant to this Agreement or any other document with a provision similar to Section 2.3, who is not a competitor of BindView or an employee of any such competitor.

     "SUBSIDIARY" with respect to any Person (the "Owner"), means any other Person of which securities or other interests having the power to elect a majority of that Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "TAX" and "TAXES" mean any and all income, profits, secondary, capital duties, franchise, sales, value added, use, employment, payroll, transfer, occupation, real property, personal property, severance, production, excise, gross receipts, license, stamp, premium, customs, duties, capital stock, windfall profit, environmental, withholding, social security (or similar), unemployment, disability, registration, alternative or add-on minimum, estimated or other taxes, assessments or duties of any kind whatsoever imposed by any Governmental Body, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

     "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREATENED" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

     "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multiemployer Plans.

     "TRANSACTION EXPENSES" mean fees and expenses paid or incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Contemplated Transactions to agents, representatives, investment advisors, counsel and accountants and any related opinions (specifically excluding normal compensation and normal expenses of employees of Netect). Without limiting the generality of the foregoing, Transaction Expenses includes any employee bonuses not disclosed on the Disclosure Letter as of the date hereof or the salary component of severance payments relating to the Contemplated Transactions or resulting from a "change in control" of Netect.

     "VEBA" means a voluntary employees' beneficiary association under IRC
Section 501(c)(9).

     "WELFARE PLAN" has the meaning given in ERISA Section 3(1).


                                   ARTICLE II
                       PURCHASE AND SALE OF NETECT SHARES

     2.1  THE EXCHANGE.

               2.1.1 Upon the terms and subject to the conditions of this Agreement, each Shareholder agrees to tender all of such Shareholder's Netect Shares and Options (other than Options under the Netect Option Plans, which shall be governed by Section 7.7) to BindView at the Closing in exchange for such Shareholder's portion of the Consideration, as provided on Schedule II attached hereto.

               2.1.2 Upon the terms and subject to the conditions of this Agreement, BindView agrees to purchase at the Closing all of the Netect Shares and all Options (other than Options under the Netect Option Plans, which shall be governed by

          Section 7.7) in exchange for the Consideration, as provided on
          Schedule II attached hereto.

               2.1.3 Consideration. The Consideration to be paid to each Shareholder shall be as set forth on Schedule II attached hereto and shall equal 1,238,099 shares of BindView Common Stock in the aggregate (subject to equitable adjustment in the event of any stock split, stock dividend, combination or the like with respect to the BindView Common Stock), provided that the number of shares indicated thereon with respect to each Person as "Escrow Shares" shall be Escrow Shares (the "Escrow Shares") under the Indemnity Escrow Agreement (all such shares are collectively referred to as the "Consideration").

               2.1.4 The Consideration delivered to the Indemnity Escrow Agent pursuant to the Indemnity Escrow Agreement (i.e., the Escrow Shares) shall consist of an aggregate of 105,841 shares of BindView Common Stock (subject to reduction by not more than 30 shares to eliminate fractional shares).

               2.1.5 Each Shareholder hereby waives any and all rights of first refusal and preemptive rights with respect to the sale and transfer of the Netect Shares and Options to BindView hereunder.

          2.2 CLOSING OF NETECT'S TRANSFER BOOKS. After the date hereof, no Shareholder shall transfer any Netect Shares, except to effect record transfers where benefitted ownership has previously been transferred, and in any case no Netect Shares shall be transferred to any Person not a party to this Agreement. No later than 15 days prior to the Closing Date, the share transfer books of Netect shall be closed and no transfers of Netect Shares (and no conversion or exercise of Options, including Netect preferred shares but excluding conversion of debentures) shall be made thereafter.

          2.3 SHAREHOLDERS' REPRESENTATIVE. Each Shareholder agrees that Paul E. Blondin is hereby appointed the "Shareholders' Representative" and in such capacity shall have full power and authority to participate in and represent the Shareholders and their successors and assigns with respect to all matters arising under this Agreement, the Indemnity Escrow Agreement and the Registration Rights Agreement, including but not limited to (i) defend, compromise and settle, in his absolute discretion, on behalf of the Shareholders all claims for indemnification made by BindView, its Related Persons, officers, directors, employees, agents, shareholders and controlling Persons and their respective successors and permitted assigns under Article XI to the extent such indemnification is for a claim for which the Shareholders are obligated, (ii) execute any and all documents, certificates, instruments and agreements for and in the name of such Shareholder in connection with the Contemplated Transactions, (iii) take any and all actions on behalf of the Shareholders as may be necessary to assert or defend the Shareholders' rights under such Agreements, and (iv) interpret all of the terms and provisions of this Agreement, the Indemnity Escrow Agreement and the Registration Rights Agreement. Each Shareholder agrees to be bound by the actions of the Shareholders' Representative taken pursuant to the powers and authority granted herein. Execution of this

Agreement by the Shareholders constitutes an irrevocable appointment of Paul E. Blondin as the Shareholders' Representative.

               2.3.2 (i) The Shareholders' Representative shall not incur any liability with respect to any action taken, not taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other document believed by him to be genuinely and duly authorized, nor for other action or inaction as the Shareholders' Representative, excepting only his own proven willful misconduct or gross negligence. The Shareholders' Representative may, in all questions arising hereunder or under the Indemnity Escrow Agreement or the Registration Rights Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Shareholders' Representative based on such advice, the Shareholders' Representative shall not be liable to anyone.

               (ii) In the event of the death or permanent disability of the Shareholders' Representative, or his resignation as the Shareholders' Representative, a successor Shareholders' Representative shall be elected by a majority vote of the Shareholders, with each Shareholder to be given a vote equal to his proportionate percentage pursuant to a procedure to be mutually agreed upon among the Shareholders. The Shareholders shall cause to be delivered to BindView prompt written notice of such election of a successor Shareholders' Representative, signed by a majority in interest of the Shareholders. The Shareholders holding a majority of the issued and outstanding shares of BindView Common Stock originally issued as Consideration shall act as the interim Shareholders' Representative until such election. Each interim and successor Shareholders' Representative shall have all the power, authority, rights, protections, and privileges conferred by this Agreement upon the original Shareholders' Representative, and the term "Shareholders' Representative" as used herein shall be deemed to include any interim or successor Shareholders' Representative. BindView shall be entitled to treat the Shareholders' Representative (or any successor) as the Shareholders' Representative and to rely on any action he may take until notified otherwise by a written document signed by a majority in interest of the Shareholders.

               (iii) Should the Shareholders' Representative be in doubt as to what action to take under this Agreement, the Indemnity Escrow Agreement or the Registration Rights Agreement, the Shareholders' Representative shall have the right, but not the obligation, either to
          (1) withhold any action, payment or distribution until his doubt is resolved or (2) institute a petition for interpleader in any court of competent jurisdiction to determine his rights and obligations.


                                   ARTICLE III
                                     CLOSING

          3.1 CLOSING. The Closing provided for in this Agreement will take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Houston, Texas, at 10:00 a.m. (local time) within five Business Days of the satisfaction of all conditions in Articles VIII and IV, but in any event not later than March 1, 1999, or at such other time and place as BindView and Netect may agree. Subject to the provisions of Article X, failure to consummate the Closing on the date and time and at the place determined pursuant to this Section 3.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          3.2  CLOSING OBLIGATIONS. At the Closing:

               3.2.1 Netect will deliver to BindView:

                    3.2.1.1 a certificate executed by an officer of Netect on
               behalf of Netect as to the matters described in Section 9.12;

                    3.2.1.2 a certificate executed by the Chief Financial
               Officer, Secretary or Assistant Secretary of each of Netect and each of its Subsidiaries certifying the Organizational Documents and Bylaws of each of Netect and its Subsidiaries, the resolutions of Netect authorizing this Agreement and the Contemplated Transactions and the incumbency of officers or other authorized representatives to act on behalf of Netect with respect to this Agreement and the Contemplated Transactions;

                    3.2.1.3 an opinion of Testa, Hurwitz & Thibeault, LLP, U.S.
               special counsel to Netect, dated the Closing Date, in a form customary and reasonably satisfactory to BindView;

                    3.2.1.4 an opinion of Yigal Arnon & Co., Israeli counsel to
               Netect, dated the Closing Date, in a form customary and reasonably satisfactory to BindView; and

                    3.2.1.5 certificates of qualification and good standing, as applicable, from the jurisdictions listed in Schedule 4.1 of the Disclosure Letter.

               3.2.2 The Shareholders' Representative, on behalf of the Shareholders, or the Shareholders will deliver to BindView:

                    3.2.2.1 a certificate or certificates executed by each of
               the Shareholders as to the matters described in Section 9.12;

                    3.2.2.2 share transfer deeds duly endorsed as may be
               required to effect the transfer of the Netect Shares and Options listed in Schedule II to BindView;

                    3.2.2.3 the Indemnity Escrow Agreement, executed by each
               Shareholder;

                    3.2.2.4 the Employment Agreements, if applicable, executed by each of the Selected Employees;

                    3.2.2.5 the Registration Rights Agreement, executed by each of the Shareholders; and

                    3.2.2.6 the Non-competition Agreements, executed by each of the individuals listed on Exhibit E-1.

               3.2.3 BindView will deliver to the Shareholders and Netect:

                    3.2.3.1 a certificate executed by an officer of BindView on behalf of BindView as to the matters described in Section 8.6;

                    3.2.3.2 a certificate executed by the Chief Financial
               Officer, Secretary or Assistant Secretary of BindView certifying the Bylaws, the resolutions of BindView authorizing this Agreement and the Contemplated Transactions and the incumbency of officers or other authorized representatives to act on behalf of BindView with respect to this Agreement and the Contemplated Transactions;

                    3.2.3.3 an opinion of Fulbright & Jaworski L.L.P., counsel to BindView, dated as of the Closing Date, in a form customary and reasonably satisfactory to Netect and the Shareholders' Representative;

                    3.2.3.4 certificates representing the Consideration (other than the Escrow Shares) and option agreements representing the options to be assumed pursuant to Section 7.7, bearing the restrictive legends set forth in Section 4.28.4.3, issued in the names and denominations of the Shareholders as shall be provided by the Shareholders' Representative not later than 10 days before the Closing;

                    3.2.3.5 a copy of the Articles of Incorporation of BindView, certified by the Secretary of State of the State of Texas;

                    3.2.3.6 a certificate by the Secretary of State of the State of Texas, certifying BindView's existence and good standing under the laws of the State of Texas;

                    3.2.3.7 a certificate by the Comptroller of Public Accounts of the State of Texas, certifying BindView's good standing with regard to the payment of corporate franchise taxes under the laws of the State of Texas;

                    3.2.3.8 the Indemnity Escrow Agreement, executed by
               BindView;

                    3.2.3.9 the Employment Agreements with each Selected
               Employee, executed by BindView;

                    3.2.3.10 the Registration Rights Agreement executed by
               BindView;

                    3.2.3.11 the Non-competition Agreements executed by
               BindView; and

                    3.2.3.12 the affiliate letters described in Section 8.9.

               3.2.4 BindView will deliver to the Indemnity Escrow Agent the Escrow Shares, bearing the restrictive legends set forth in Section 4.28.4.3, issued in the names and denominations of the Shareholders as shall be provided by the Shareholders' Representative (or, in the discretion of the Shareholders' Representative, issued in one certificate in the name of the Indemnity Escrow Agent, in its capacity as such) not later than ten days before the Closing.

               3.2.5 BindView, the Indemnity Escrow Agent, the Shareholders' Representative and the Shareholders, will enter into the Indemnity Escrow Agreement.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         OF NETECT AND THE SHAREHOLDERS

     Netect represents and warrants to BindView, as of the date of this Agreement and as of the Closing Date, as to the matters set forth in Sections
4.1 through 4.26 inclusive. Each of the Shareholders severally represents and warrants to BindView, as of the date of this Agreement and as of the Closing Date, as to the matters set forth in Sections 4.27 through 4.29 inclusive.

     4.1  ORGANIZATION AND GOOD STANDING.

          4.1.1 Netect is a corporation duly organized and validly existing under the laws of Israel, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and Assets that it purports to own or use and to perform all its obligations under Applicable Contracts. Schedule 4.1 of the Disclosure Letter contains a complete and accurate list of the other jurisdictions in which Netect is authorized to transact business. Netect is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Netect.

          4.1.2 Each of Netect's Subsidiaries is listed in Schedule 4.1 of the Disclosure Letter, and each is a corporation (unless otherwise identified), validly existing and in good standing under the laws of its jurisdiction of incorporation (as identified in such Schedule 4.1), with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and Assets that it purports to own or use and to perform all its obligations under Applicable Contracts. Schedule 4.1 of the Disclosure Letter contains a complete and accurate list of the other jurisdictions in which each such Subsidiary is authorized to transact business. Each such Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Netect.

     4.2  AUTHORITY; NO CONFLICT.

          4.2.1 This Agreement constitutes the legal, valid and binding obligation of Netect and is enforceable against Netect in accordance with its terms. Netect has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

          4.2.2 Except as set forth in Section 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               4.2.2.1 contravene, conflict with or result in a violation of (i) any provision of the Organizational Documents of Netect, or (ii) any resolution validly adopted by the board of directors or the shareholders of Netect currently in effect and not superseded;

               4.2.2.2 contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge any of the Contemplated Transactions or to exercise any remedy pursuant to any Legal Requirement or any Order to which Netect or any of its Subsidiaries or any of the Assets owned by Netect or any of its Subsidiaries, or the Netect Shares, is subject;

               4.2.2.3 contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Netect or any of its Subsidiaries or that relates to the Assets owned by Netect or any of its Subsidiaries, or the Netect Shares;

               4.2.2.4 contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

               4.2.2.5 result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets owned by Netect or any of its Subsidiaries or the Netect Shares.

          Except as set forth in Schedule 4.2 of the Disclosure Letter, neither Netect nor any of its Subsidiaries is or to the Knowledge of Netect will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3  CAPITALIZATION.

          4.3.1 The authorized equity securities of Netect consists of 5,300,000 Netect Shares, of which 4,000,000 are ordinary shares, 600,000 are preference A shares and 700,000 are preference B shares. As of the date of this Agreement there are, and as of the Closing Date there will be, 1,406,900 ordinary shares, 10,800 preference A shares and 6,900 preference B shares, and no other Netect Shares issued and outstanding, except to the extent Options described in Schedule 4.3 of the Disclosure Letter are exercised or converted. Except as set forth in Schedule 4.3 of the Disclosure Letter, the Shareholders are and will be on the Closing Date the record and beneficial owners and holders of all Netect Shares, free and clear of all Encumbrances, and each own the number and percentage of Netect Shares as set forth in Schedule 4.3 of the Disclosure Letter.

          4.3.2 Other than as set forth in Schedule 4.3 of the Disclosure Letter, there are no, and on the Closing Date there will be no Options outstanding which are or have been issued or granted by Netect. Schedule
     4.3 of the Disclosure Letter sets forth the name of each holder of an Option and the material terms (including number of shares, exercise price, vesting periods, expiration period and, if applicable, tax treatment under the IRC) of each relevant Option. Each Option issued pursuant to an option plan has been identified as such, and Netect has provided true, complete and correct copies of each such plan to BindView. Netect has no other outstanding equity securities other than as set forth in Schedule 4.3 of the Disclosure Letter. Except as set forth in Schedule 4.3 of the Disclosure Letter, there are no Applicable Contracts relating to the issuance, sale or transfer or repurchase or redemption of any equity securities of Netect.

          4.3.3. All of the outstanding equity securities of Netect have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to rights of first refusal imposed by or through Netect, and were not issued in violation of any preemptive or similar rights. None of the outstanding equity securities or other securities of Netect was issued in violation of the Securities Act or any other Legal Requirement.

          4.3.4 Netect owns all of the capital stock or other interests of its Subsidiaries as listed on Schedule 4.1 of the Disclosure Letter free and clear of any Encumbrances. Other than such Subsidiaries, Netect does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, and is not a party to any joint venture, teaming agreement, partnership or similar entity or enterprise.

     4.4 FINANCIAL STATEMENTS. Netect has delivered to BindView: (i) audited consolidated balance sheets of Netect and its Subsidiaries as of December 31, 1996 and 1997, the unaudited consolidated balance sheets of Netect and its Subsidiaries as of December 31, 1998 (collectively, the "Balance Sheets"), and the related audited consolidated statements of operations, cash flows and changes in shareholders' equity for each of the fiscal years ended December 31, 1996 and 1997 and the unaudited consolidated statements of operations for the fiscal year ended December 31, 1998, together, with respect to the audited portions, with the notes thereto and the report thereon of Ernst

& Young LLP, independent certified public accountants (collectively, the "Financial Statements"). The Financial Statements fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flow of Netect at the respective dates of and for the periods referred to in the Financial Statements, in accordance with Israeli GAAP; the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

     4.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of Netect and each of its Subsidiaries, all of which have been made available to BindView or its counsel, are complete and correct. The minute books of Netect and each of its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors and committees of the Boards of Directors of Netect and each of its Subsidiaries, as applicable, and no meeting of any such shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Netect. This Section 4.5 is qualified by Schedule 4.5 of the Disclosure Letter.

     4.6  TITLE TO PROPERTIES; ENCUMBRANCES.

          4.6.1 Neither Netect nor any of its Subsidiaries own any Facilities. Except as set forth in Schedule 4.6 of the Disclosure Letter, Netect does not conduct, and has never conducted, any operations other than at the Facilities. Netect or its Subsidiaries owns, subject only to the matters permitted by Section 4.6.2 or has a valid leasehold interest in, all of its properties and Assets reflected in the Balance Sheets, or otherwise acquired by Netect or any of its Subsidiaries since the date of the Balance Sheets (except for personal property and Assets acquired and sold since the date of the Balance Sheets in the Ordinary Course of Business and consistent with past practice).

          4.6.2 Except as set forth in Schedule 4.6 of the Disclosure Letter, all Assets reflected in the Balance Sheets are free and clear of all Encumbrances, except with respect to all such Assets, (i) mortgages or security interests shown on the Balance Sheets, (ii) mortgages or security interests incurred in connection with the purchase of property or Assets after the date of the Balance Sheets (such mortgages and security interests being limited to the property or Assets so acquired), (iii) liens for current taxes not yet due or being contested in good faith and for which adequate reserves have been established on the Balance Sheets, (iv) Encumbrances affecting or encumbering the title or interest of the landlord of any such real, property leased by Netect or its Subsidiaries, (v) liens in favor of any landlord created by law or under any lease of such real property for amounts not yet due under such leases, and (vi) materialmens', warehousemens' liens and the like incurred in the Ordinary Course of Business.

     4.7 CONDITION AND SUFFICIENCY OF ASSETS. To the Knowledge of Netect, the Facilities of Netect and its Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put.

     4.8 ACCOUNTS RECEIVABLE. All accounts receivable of Netect and its Subsidiaries that are reflected on the Balance Sheets or on the accounting records of Netect as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheets or on the accounting records of Netect as of the Closing Date (which reserves are adequate and calculated consistent with past practice). There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     4.9 NO MATERIAL UNDISCLOSED LIABILITIES. Except as set forth in Schedule
4.9 of the Disclosure Letter, Netect has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for liabilities or obligations (i) reflected or reserved against in the Balance Sheets, (ii) current liabilities incurred in the Ordinary Course of Business since the respective dates thereof and (iii) liabilities not required under Israeli GAAP to be reflected on the Balance Sheet or the notes thereto.

     4.10 TAXES.

          4.10.1 Netect and its Subsidiaries have filed or have obtained extensions to file or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Netect and its Subsidiaries have delivered or made available to BindView copies of all such Tax Returns filed since December 31, 1996. Netect and its Subsidiaries have paid, or made full provision for the payment of, all Taxes that have or may have become due for the taxable periods covered by those Tax Returns, except such Taxes, if any, as are listed in Schedule 4.10 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves have been provided in the Balance Sheets.

          4.10.2 Schedule 4.10 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in Schedule 4.10 of the Disclosure Letter, are being contested in good faith by appropriate proceedings.
     Schedule 4.10 of the Disclosure Letter describes all adjustments to the Tax Returns filed by Netect and its Subsidiaries for all taxable years since December 31, 1996, and the resulting deficiencies proposed by the relevant tax authorities. Except as described in Schedule 4.10 of the Disclosure Letter, Netect has neither given nor been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Netect and its Subsidiaries or for which Netect or its Subsidiaries may be liable.

          4.10.3 The charges, accruals and reserves with respect to Taxes on the books of Netect are adequate and are at least equal to Netect's and its Subsidiaries' aggregate liability for Taxes, and such charges, accruals and reserves are adjusted for continuing operations consistent with past practices of Netect. There exists no proposed tax assessment against Netect or its Subsidiaries except as disclosed in the Balance Sheets. No consent to the application of IRC
     Section 341(f)(2) has been filed with respect to any property or Assets held, acquired or to be acquired by Netect or its Subsidiaries. All Taxes that Netect and its Subsidiaries are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          4.10.4 All Tax Returns filed by (or that include on a consolidated basis) Netect or its Subsidiaries are true, correct and complete. There is no tax sharing agreement that will require any payment by Netect or its Subsidiaries after the date of this Agreement.

     4.11 NO MATERIAL ADVERSE CHANGE. Except as set forth in Schedule 4.11 of the Disclosure Letter, since the most recent date of the Balance Sheets, there has not been any change in the financial condition, result of operations or properties of Netect and its Subsidiaries, taken as a whole, that have resulted in a Material Adverse Effect to Netect and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect to Netect and its Subsidiaries.

     4.12 EMPLOYEE BENEFITS.

          4.12.1 Netect maintains no Netect VEBAs.

          4.12.2 [Reserved]

          4.12.3 Netect has delivered to BindView:

               4.12.3.1 all documents that set forth the terms of each Netect Plan or Netect Other Benefit Obligation and of any related trust, including (i) all plan descriptions and summary plan descriptions of Netect Plans for which Netect is required to prepare, file and distribute plan descriptions and summary plan descriptions and (ii) all summaries and descriptions furnished to participants and beneficiaries regarding Netect Plans and Netect Other Benefit Obligations for which a plan description or summary plan description is not required;

               4.12.3.2 all personnel, payroll and employment manuals and policies;

               4.12.3.3 all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Netect and the ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

               4.12.3.4 a written description of any Netect Plan or Netect Other Benefit Obligation that is not otherwise in writing;

               4.12.3.5 all registration statements with respect to any Netect Plan;

               4.12.3.6 all insurance policies which were purchased by or to provide benefits under any Netect Plan;

               4.12.3.7 all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Netect Plan or Netect Other Benefit Obligation;

               4.12.3.8 all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Netect Plan or Netect Other Benefit Obligation;

               4.12.3.9 samples of all notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

               4.12.3.10 the Form 5500 filed in each of the most recent three plan years with respect to each Netect Plan and each IRC Section 125 cafeteria plan of Netect or any ERISA Affiliate, including all schedules thereto and the opinions of independent accountants;

               4.12.3.11 all notices or reports that were given by Netect, any ERISA Affiliate or any Netect Plan to the IRS or the PBGC, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this
          Section 4.12;

               4.12.3.12 all notices that were given by the IRS, the PBGC or the Department of Labor to Netect, any ERISA Affiliate or any Netect Plan within the four years preceding the date of this Agreement; and

               4.12.3.13 with respect to Netect Plans that are Qualified Plans, the most recent determination letter for each such Plan.

          4.12.4 Except as set forth on Schedule 4.12 of the Disclosure Letter,

               4.12.4.1 Netect and each ERISA Affiliate has performed all of its obligations under all Netect Plans and Netect Other Benefit Obligations. Netect and each ERISA Affiliate has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

               4.12.4.2 No statement, either written or oral, has been made by Netect or an ERISA Affiliate to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation.

               4.12.4.3 No Netect Plan is a Defined Benefit Pension Plan, or any other Pension Plan to which the minimum funding provisions of ERISA
          Section 302 and IRC Section 412 apply, or a Multiemployer Plan. There is no Netect VEBA.

               4.12.4.4 Netect and the ERISA Affiliates, with respect to all Netect Plans and Netect Other Benefits Obligations, are, and each Netect Plan and Netect Other Benefit Obligation is, in full compliance with ERISA, the IRC and other applicable Legal Requirements, including the provisions of such Legal Requirements expressly mentioned in this
          Section 4.12, and with any applicable collective bargaining agreement.

                    4.12.4.4.1 Neither Netect, any ERISA Affiliate nor any
               Shareholder has engaged in or knowingly permitted to occur and, to Netect's and each of the Shareholders' Knowledge, no other party has engaged in or permitted to occur any transaction prohibited by ERISA Section 406 or "prohibited transaction" under IRC Section 4975(c) with respect to any Netect Plan, except for any transactions which are exempt under ERISA Section 408 or IRC
               Section 4975.

                    4.12.4.4.2 Neither Netect, any ERISA Affiliate nor any
               Shareholder has any liability to the IRS with respect to any Plan, including any such liability imposed by Chapter 43 of the IRC.

                    4.12.4.4.3 Neither Netect, any ERISA Affiliate nor any
               Shareholder has any liability with respect to any Netect Plan under ERISA.

                    4.12.4.4.4 All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                    4.12.4.4.5 All contributions and payments made or accrued
               with respect to all Netect Plans and Netect Other Benefit Obligations which have been deducted were deductible under applicable IRC provisions, including IRC Section 162 or Section
               404. No Netect Plan or the Assets thereof are liable for any tax as unrelated business taxable income.

                    4.12.4.4.6 Except for any formal qualification requirement with respect to which the remedial amendment period set forth in IRS Section 401(b), and any regulations, rulings or other IRS releases thereunder, has not expired, (i) each Netect Plan that is a Qualified Plan is qualified in form and operation under IRC
               Section 401(a), and each trust for each such Plan is exempt from federal income tax under IRC Section 501(a), and (ii) no event has occurred or circumstance exists that gives rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                    4.12.4.4.7 No event has occurred or circumstance exists that has resulted in or could result in the partial termination, within the meaning of IRC ss. 411(d)(3), of any Netect Plan that is a Qualified Plan, excluding any event with respect to which the requirements of IRC Section 411(d)(3) have been satisfied.

               4.12.4.5 Each Netect Plan can be terminated without payment of any additional contribution or amount and, except for any Qualified Plan, without the vesting or acceleration of any benefits promised by such Plan.

               4.12.4.6 Since January 1, 1998, there has been no establishment or amendment of any Netect Plan or Netect Other Benefit Obligation.

               4.12.4.7 No event has occurred or circumstance exists that could result in a material increase in premium costs of Netect Plans and Netect Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

               4.12.4.8 Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Netect Plan or Netect Other Benefit Obligation is pending or, to Netect's and each of the Shareholders' Knowledge, is Threatened.

               4.12.4.9 No Netect Plan is subject to Title IV of ERISA.

               4.12.4.10 Except as set forth in Schedule 4.12.4.10 of the Disclosure Letter and except to the extent required under ERISA ss.
          601 et seq. and IRC ss. 4980B, Netect does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

               4.12.4.11 Netect has the right to modify and terminate benefits as to retirees (other than pensions) with respect to both retired and active employees.

               4.12.4.12 Netect and each of the Shareholders have complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

               4.12.4.13 Except as set forth in Schedule 4.12.4.13 of the Disclosure Letter, no payment that is owed or may become due to any director, officer, employee or agent of Netect will be non-deductible to Netect or subject to tax under IRC ss. 280G or ss. 4999; nor will Netect be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

               4.12.4.14 Except as set forth in Schedule 4.12.4.14 of the Disclosure Letter, the consummation of the Contemplated Transactions will not result in the payment, vesting or acceleration of any benefit, assuming that no employee incurs a termination of employment or reduction in hours, and no Netect Plan or Netect Other Benefit Obligation is terminated, in connection with the Contemplated Transactions.

          4.12.5 Netect has granted options to no more than 35 people in any one year unless an exemption was obtained from the Israel Securities Authority or a prospectus was published in connection with the relevant plan.

     4.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

          4.13.1 Except as set forth in Schedule 4.13 of the Disclosure Letter:

               4.13.1.1 Netect and each of its Subsidiaries is, and at all times since December 31, 1997 has been, in full compliance in all material respects with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

               4.13.1.2 no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) will constitute or result in a violation by Netect or its Subsidiaries of, or a failure on the part of Netect or its Subsidiaries to comply with, any material Legal Requirement or (ii) will give rise to any obligation on the part of Netect or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature pursuant to any Legal Requirements; and

               4.13.1.3 Netect and its Subsidiaries have not received, at any time since December 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any material Legal Requirement by Netect or any Subsidiary or (ii) any actual, alleged, possible or potential obligation on the part of Netect or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature pursuant to any Legal Requirements.

               4.13.1.4 Netect and its Subsidiaries have not received, at any time since incorporation, any funding from the Office of the Chief Scientist of the Ministry of Industry and Trade of the State of Israel. Netect has received and recognized benefits as an "Approved Enterprise" under Israeli tax law. Netect has not been granted a lease from the Israel Land Authority.

          4.13.2 Netect and each Subsidiary has obtained each license and permit (a "Permit") material to the business of the business of Netect, from the appropriate Governmental Body issuing such license or permit. Such licenses and permits are valid and in full force and effect, and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

          4.14 NO LEGAL PROCEEDINGS; NO ORDERS. Except as set forth in Schedule
4.14 of the Disclosure Letter, there is no Proceeding pending against, or to the knowledge of Netect, Threatened against, Netect or any Subsidiary or any of their respective properties or the transactions contemplated hereby any Governmental Body.

          4.15 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as disclosed in
Schedule 4.15 of the Disclosure Letter, since the most recent date of the Balance Sheets, Netect and its Subsidiaries have conducted business only in the Ordinary Course of Business and there has not been any:

          4.15.1 change in Netect's or any of its Subsidiaries' authorized or issued share capital or capital stock; grant of any stock option or right to purchase share capital of Netect or shares of capital stock of any of its Subsidiaries; issuance of any security convertible into such share capital or capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by Netect or any of its Subsidiaries of any shares of any such share capital or capital stock; or declaration or payment of any dividend or other distribution or payment with respect to such share capital or capital stock;

          4.15.2 amendment to the Organizational Documents of Netect or any of its Subsidiaries;

          4.15.3 payment or increase by Netect or any of its Subsidiaries of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

          4.15.4 damage to or destruction or loss of any property or Asset of Netect or any of its Subsidiaries, whether or not covered by insurance, which has had or would reasonably be expected to have a Material Adverse Effect on Netect or any of its Subsidiaries;

          4.15.5 any transaction or commitment made, or any contract or agreement entered into, by Netect or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Netect or any Subsidiary of any contract or other right, other than transactions and commitments in the Ordinary Course of Business and those contemplated by this Agreement;

          4.15.6 material change in the accounting methods used by Netect; or

          4.15.7 agreement, whether oral or written, by Netect or any of its Subsidiaries to do any of the foregoing.

     4.16 CONTRACTS; NO DEFAULTS.

          4.16.1 Schedule 4.16 of the Disclosure Letter sets forth a list of all Applicable Contracts meeting any of the following descriptions (collectively, the "Material Contracts"):

               4.16.1.1 Applicable Contracts granting rights of first refusal or preemptive rights with respect to Netect Stock;

               4.16.1.2 Contracts (i) for the sale of any of the Assets of Netect or any of its Subsidiaries, other than contracts entered into in the Ordinary Course of Business, or (ii) for the grant to any person of any preferential rights to purchase any of its Assets;

               4.16.1.3 Contracts which currently restrict Netect or any of its Subsidiaries, from competing in Netect's line of business in any geographical area;

               4.16.1.4 Contracts which currently restrict Netect or any of its Subsidiaries from disclosing any confidential information concerning or obtained from any other person;

               4.16.1.5 Contracts which restrict the freedom of Netect or any of its Subsidiaries to sell, pledge or otherwise dispose of Assets;

               4.16.1.6 indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other Contracts relating to the borrowing or lending of money or to capitalized lease obligations, except contracts relating to indebtedness incurred in the ordinary course of business in an amount, individually or in the aggregate, not exceeding US$50,000;

               4.16.1.7 Contracts providing for the provision of professional services by Netect or any of its Subsidiaries on a fixed-fee basis that cannot be terminated by Netect without liability or obligation on the part of Netect, individually or in the aggregate, in excess of US$25,000;

               4.16.1.8 Contracts pursuant to which Netect or any of its Subsidiaries has granted to any other person the right to distribute, resell or hold on consignment any products ("Distributor Agreements");

               4.16.1.9 Contracts requiring the expenditure or series of related expenditures of funds by Netect in excess of US $10,000;

               4.16.1.10 any labor union, management service, employment, consulting or similar Contracts or any Contracts with any group of employees;

               4.16.1.11 any Contract not cancelable within 60 days upon notice by Netect or its Subsidiaries;

               4.16.1.12 any Contract cancelable upon any change of control of Netect or its Subsidiaries;

               4.16.1.13 any Contract with any Governmental Body; and

               4.16.1.14 all other agreements, Contracts or instruments entered into outside of the Ordinary Course of Business and which are material to Netect.

          4.16.2 Netect has made available to BindView true, correct and complete copies of each Material Contract.

          4.16.3 Neither Netect nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the Knowledge of Netect, is any other party to any Material Contract in breach or default thereunder in any material respect.

          4.16.4 All of the Material Contracts are in full force and effect. The enforceability of the Material Contracts will not be affected in any manner by the execution and delivery of this Agreement or by the consummation of the Contemplate Transactions.

          4.16.5 None of the Distributor Agreements grants to any person exclusive rights to distribute, resell or hold on consignment any products in any geographic area.

     4.17 SOFTWARE.

          4.17.1 (i) Schedule 4.17.1 of the Disclosure Letter sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code, object code, and any associated data files or other non-code files, all collectively "Computer Programs") that Netect or any Subsidiary of Netect purport to own, including, without limitation, any Computer Programs in the development or testing phase (the "Owned Software"). (ii) Schedule 4.17.1 of the Disclosure Letter sets forth under the caption "Licensed Software" a true, correct and complete list of all Computer Programs licensed to Netect or any Subsidiary of Netect by another person and embedded in Netect's products currently available for general commercial license (collectively, the "Licensed Software" and, together with the Owned Software, the "Software").

          4.17.2 (i) Netect, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use and otherwise exploit, all existing versions and releases of the Owned Software and all copyrights thereof, free and clear of all liens, except for liens set forth in the Disclosure Letter. Netect, directly or through its Subsidiaries, has the valid and enforceable power and unqualified right to sell, license, lease, transfer, use and otherwise exploit, all existing versions and releases of the Software and all copyrights thereof, free and clear of all liens and third-party licenses, except for liens and third-party licenses set forth in the Disclosure Letter. (ii) Except as specified in Schedule
     4.17.2 of the Disclosure Letter, Netect, directly or through its Subsidiaries, is in actual possession of at least one copy of the source code and object code and any associated non-code files or data for each computer program included in the Owned Software. (iii) Netect, directly or through its Subsidiaries, is in possession of all other existing documentation (including without limitation all related engineering specifications, existing program flow charts, installation and user manuals, if any) required for the use of the Software as currently offered or represented to Netect's customers or potential customers. (iv) Netect, directly or through its Subsidiaries, is in actual possession of at least one copy of the object code and user manuals, if any, for each computer program included in the Licensed Software. (v) Except as specified in Schedule 4.17.2 of the Disclosure Letter, no person other than Netect and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof, except for non-exclusive customer licenses. (vi) Each software author has made his or her contribution to the Owned Software (1) within the scope of employment with Netect or a Subsidiary thereof as a "work made for hire" or (2) as an independent contractor pursuant to a written agreement in which work product and the intellectual property rights therein, including copyrights, either (x) were designated as "works made for hire," or (y) were the subject of a written assignment of, or a written obligation to assign, all right, title, and interest therein to Netect or a Subsidiary thereof.

          4.17.3 Schedule 4.17.3 of the Disclosure Letter sets forth a true, correct and complete list, by computer program, of (i) all persons other than Netect and its Subsidiaries that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (ii) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. Except as specified in Schedule 4.17.3 of the Disclosure Letter, no person (other than Netect and its Subsidiaries and any person that is a party to a contract referred to in Section 4.16.1.4 that restricts such person from disclosing any information concerning such source code) is in possession of, or has or has had access to, or has made any request or demand for access to, any source code for any computer program included in the Owned Software.

          4.17.4 Except as specified in Schedule 4.17.4 of the Disclosure
     Letter:

               4.17.4.1 To the knowledge of Netect, (i) There are no defects in the Owned Software currently available for general commercial license, and there are no errors in any related documentation, which defects or errors would in any material respect affect BindView's, Netect's or any existing or future licensee's use of the Owned Software (in its present-day form) or the functioning thereof in accordance with the specifications for the Owned Software published by Netect and its Subsidiaries. (ii) The Owned Software currently available for general commercial license has all the features described in the related user manual or advertisements and materials made available to Netect's and its Subsidiaries' customers. (iii) The Owned Software currently available for general commercial license does not contain any "back door",

          "time bomb", "Trojan horse", "worm", "drop dead device", "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware or data or to perform any other similar type of functions;

               4.17.4.2 To the knowledge of Netect, there are no material defects in any computer program included in the Owned Software currently available for general commercial license that would adversely affect the functioning thereof in accordance with any published specifications therefor or which would cause the Owned Software currently available for general commercial license to fail to be Year 2000 compliant which, as to being Year 2000 compliant, means that all of the Software has the following properties and capabilities: (i) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, the "Four-Digit Dates"); (ii) the capability to accurately execute calculations using Four-Digit Dates; (iii) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (iv) the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (v) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; (vi) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates; and (vii) the capability of correctly recognizing and processing all leap-year aspects of any of items (i) through (vi).

               4.17.4.3 To the Knowledge of Netect, (i) no third party is violating or has violated any of Netect's or its Subsidiaries' proprietary rights in the Owned Software; (ii) no third party has any right to compensation from Netect or its Subsidiaries by reason of the use, exploitation or sale of the Owned Software; (iii) there are no restrictions on the ability of Netect or its Subsidiaries, or any of their respective successors or assignees, to use, sell or otherwise exploit the Owned Software, except as applicable to the software industry generally; (v) such use, sale or exploitation does not obligate Netect or its Subsidiaries, or any of their respective successors or assignees (including BindView), to pay any royalty, fee or other compensation to any Person; and (v) Netect has not received any written notice and does not have any Knowledge of any complaint, assertion, claim, threat or allegation inconsistent with the preceding statements in this paragraph.

          4.17.5 (i) Each Computer Program included in the Software exists in machine readable form. (ii) All warranty claims within the last three years (including any pending claims) relating to the Software are described in
     Schedule 4.17.5 of the Disclosure Letter.

          4.17.6 Except as specified in Schedule 4.17.6 of the Disclosure Letter, neither Netect nor any of its Subsidiaries markets, or has marketed, and none of them has supported or is obligated to support, any Licensed Software not embedded in Netect's products.

          4.17.7 No agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which Netect or any Subsidiary of Netect is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions.

     4.18 INSURANCE.

          4.18.1 Except as set forth in Schedule 4.18 of the Disclosure Letter, Netect has delivered to BindView:

               4.18.1.1 true and complete copies of all policies of insurance to which Netect or any of its Subsidiaries is a party or under which Netect or any of its Subsidiaries, or any officer or director of Netect or any of its Subsidiaries, is or has been covered at any time within the three years preceding the date of this Agreement;

               4.18.1.2 true and complete copies of all pending applications for policies of insurance; and

               4.18.1.3 any management letter by any auditor of Netect's financial statements with statements regarding the adequacy of Netect's coverage or of the reserves for claims received by Netect or its Subsidiaries since January 1, 1998.

          4.18.2 [Reserved]

          4.18.3 Since January 1, 1998, there has been no claim under an insurance policy for an amount in excess of US$10,000 as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

          4.18.4

               4.18.4.1 All policies to which Netect is a party or that provide coverage to Netect or any of its Subsidiaries or any Shareholder, or any director or officer of Netect:

                    4.18.4.1.1 are valid, outstanding and enforceable;

                    4.18.4.1.2 Such policies of insurance are of the type and in amounts customarily carried by Persons conducting the same business or businesses as Netect and its Subsidiaries and of the same size and scope of operations as Netect and its Subsidiaries and for all risks to which Netect and its Subsidiaries are normally exposed;

                    4.18.4.1.3 are sufficient for compliance with all Legal
               Requirements specifically calling for the maintenance of insurance and Contracts specifically calling for the maintenance of insurance to which Netect or any of its Subsidiaries are a party or by which it is bound;

                    4.18.4.1.4 will continue in full force and effect following the Closing and the consummation of the Contemplated Transactions; and

                    4.18.4.1.5 do not provide for any retrospective premium
               adjustment or other experienced-based liability on the part of Netect or any of its Subsidiaries .

               4.18.4.2 Since January 1, 1998, Netect and its Subsidiaries have not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               4.18.4.3 Netect and its Subsidiaries have paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which Netect or its Subsidiaries is a party or that provides coverage to Netect or any of its Subsidiaries or any officer or director thereof.

     4.19 EMPLOYEES.

          4.19.1 Schedule 4.19 of the Disclosure Letter contains a complete and accurate list of the following information for each employee of Netect and its Subsidiaries whose annual base salary exceeds $50,000, name; job title; current compensation paid or payable.

          4.19.2 Except as disclosed on Schedule 4.19 of the Disclosure Letter, Netect has no retired employees or directors receiving benefits or scheduled to receive benefits in the future.

          4.19.3 Schedule 4.19 of the Disclosure Letter contains a complete list of all former employees or consultants of Netect or any of its subsidiaries who is not obligated under a written contract to refrain from (i) competing with Netect or its Subsidiaries before March 1, 2000 or (ii) disclosing any confidential information regarding Netect or its Subsidiaries (including confidential information regarding the Software).

     4.20 LABOR RELATIONS; COMPLIANCE. Neither Netect nor any of its Subsidiaries has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing and to Netect's Knowledge there is not Threatened, (i) any strike, slowdown, picketing, work stoppage or employee grievance process, (ii) any Proceeding against or affecting Netect or its Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting Netect or its Subsidiaries or (iii) any application for



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



certification of a collective bargaining agent. To Netect's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Netect or its Subsidiaries, and no such action is contemplated. Netect and its Subsidiaries have complied in all respects with all material Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Netect and its Subsidiaries are not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     4.21 INTELLECTUAL PROPERTY.

          4.21.1 Intellectual Property Assets. The term "Netect Intellectual Property Assets" includes all right, title and interest, anywhere in the world, in and to any of the following things that are associated with the Owned Software or with the licensing or distribution of the Owned Software to third parties by Netect or any of its Subsidiaries:

               4.21.1.1 the names "HackerShield", "Anti-Hacker Suite", "HackerAlert", "Netective", "Netection", "Netect", "Netector", "Netect Ltd.", "Netect, Inc.", and all fictional business names, trading names, registered and unregistered domain names, trademarks, service marks and registration applications for the same (collectively, "Marks");

               4.21.1.2 all issued patents, pending or unfiled patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

               4.21.1.3 all copyrights or copyright registrations in both published works and unpublished works (collectively, "Copyrights");

               4.21.1.4 all rights in mask works (collectively, "Rights in Mask Works"); and

               4.21.1.5 all know-how, trade secrets, confidential information, customer lists, software, technical information, specifications, pseudo code, information relating to security checks, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets") owned by Netect or its Subsidiaries or licensed by Netect or its Subsidiaries as licensee and embedded in Netect's products currently available for general commercial license.

          4.21.2 Contracts. Schedule 4.21 of the Disclosure Letter contains a complete and accurate list and summary description of all Contracts relating to the Netect Intellectual Property Assets to which Netect or any of its Subsidiaries is a party or by which Netect or any of its Subsidiaries is bound, except for any license implied by the sale of a Netect or third-party product and perpetual, paid-up licenses for commonly available software programs with a value of less than US$5,000 under which Netect or any of its Subsidiaries is the licensee or licensor. There are no outstanding and, to Netect's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

          4.21.3 No Patents; No Infringement.

               4.21.3.1 Netect and it Subsidiaries do not own any Patents.
          Schedule 4.21.3 of the Disclosure Letter sets forth a list of all pending patent applications of Netect.

               4.21.3.2 To Netect's Knowledge, neither the Owned Software nor the making or sale or other distribution of copies thereof, nor the use thereof in accordance with the associated documentation or advertising, nor any process or know-how used by Netect or its Subsidiaries in the making, sale or distribution of the Owned Software, infringes or is alleged to infringe any patent of any other Person anywhere in the world.

          4.21.4 Marks.

               4.21.4.1 Schedule 4.21.4 of the Disclosure Letter contains a complete and accurate list and summary description of all Marks. To Netect's Knowledge, Netect or its Subsidiaries is the owner of all right, title and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, except for liens and the like set forth on the Disclosure Letter.

               4.21.4.2 All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.

               4.21.4.3 To Netect's Knowledge, no Mark has been or is now involved in any opposition, invalidation or cancellation and, to Netect's Knowledge, no such action is Threatened with the respect to any of the Marks.

               4.21.4.4 To Netect's Knowledge, there is no potentially interfering trademark or trademark application of any third party with respect to the Marks.

               4.21.4.5 To Netect's Knowledge, no Mark is infringed or has been challenged or threatened in any way and none of the Marks used by Netect infringes or is alleged to infringe any trade name, trademark or service mark of any third party anywhere in the world.

          4.21.5 Copyrights; No Infringement.

               4.21.5.1 Schedule 4.21.5 of the Disclosure Letter contains a complete and accurate list and summary description of all registered Copyrights. Netect or its Subsidiaries is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims except as set forth in the Disclosure Letter.

               4.21.5.2 To Netect's Knowledge, no Copyright is infringed or has been challenged or threatened in any way.

               4.21.5.3 Except as set forth in Schedule 4.21.5.3 of the Disclosure Letter, to Netect's Knowledge, neither the Owned Software nor the making or sale or other distribution of copies thereof, nor the use thereof in accordance with the associated documentation or advertising, nor any process or know-how used by Netect or its Subsidiaries in the making, sale or other distribution of the Owned Software, infringes or is alleged to infringe any copyright of any other Person anywhere in the world.

               4.21.6 Trade Secrets. Netect has the valid right to use the specifications, pseudo code, and information relating to security checks in its possession on the date hereof. To Netect's Knowledge, neither the Owned Software nor the making or sale or other distribution of copies thereof, nor the use thereof in accordance with the associated documentation or advertising, nor any process or know-how used by Netect or its Subsidiaries in the making, sale or other distribution of the Owned Software, constitutes or is alleged to constitute misappropriation of any Trade Secret of any other Person anywhere in the world.

     4.22 ABSENCE OF CERTAIN PAYMENTS AND TRANSACTIONS. Neither Netect nor any of or its Subsidiaries has engaged in any business practice or conducted any transactions in violation of "trading-with-the-enemy" laws of the United States, nor is Netect currently contracting with or receiving payments from any Person such that the acquisition of Netect by a United States Person would result in a violation of such laws.

     4.23 FULL DISCLOSURE. No representation or warranty of Netect or each of the Shareholders in this Agreement and no statement in the Disclosure Letter contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     4.24 NO BROKERS OR FINDERS. Except as set forth on Schedule 4.24 of the Disclosure Letter (a copy of each agreement related to such exception set forth in such Schedule 4.24 having been previously provided to BindView), Netect and its Subsidiaries and their respective agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.25 YEAR 2000 COMPLIANCE. To the Knowledge of Netect, with respect to any computer software, hardware, product or service utilized by Netect or its Subsidiaries in the Ordinary Course of Business, each of such computer software, hardware, product or service, or anything affected by or produced in accordance with such computer software, hardware, product or service has the following properties and capabilities: (i) the capability to correctly recognize and accurately process Four-Digit Dates;
(ii) the capability to accurately execute calculations using Four-Digit Dates;
(iii) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (iv) the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (v) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; (vi) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates; and (vii) the capability of correctly recognizing and processing all leap-year aspects of any of items (i) through
(vi).

     4.26 RELATIONSHIPS WITH RELATED PERSONS.

     Except as set forth on Schedule 4.26 of the Disclosure Letter:

          4.26.1 there are no written or oral Contracts between Netect and any Shareholder including, without limitation, any such Contracts relating to the provision of any services by Netect to any such Shareholder, or by any such Shareholder to Netect; and

          4.26.2 (i) since January 1, 1998, there have been, (ii) from the date hereof to the Closing Date there will be, and (iii) after the Closing Date there will be, no transactions, agreements or arrangements between Netect and (x) any Shareholder, (y) any director or officer of Netect or (z) any member of the immediate family of any individual described in clause (x) or
     (y) of this sentence.

          4.26.3 Since January 1, 1998, no executive officer of Netect or any of its Subsidiaries has engaged in competition with Netect or its Subsidiaries with respect to any line of the products or services of Netect and its Subsidiaries (a "Competing Business") in any market presently served by Netect or its Subsidiaries, except for ownership of less than five percent of the outstanding capital stock of any Competing Business that is publicly traded on any national securities exchange or quoted on any national automated quotation system or traded in the over-the-counter market;

     Each of the Shareholders severally represents and warrants to BindView, as of the date of this Agreement and as of the Closing Date, as to the matters set forth in Sections 4.27 through 4.29 inclusive.

     4.27 SHARE OWNERSHIP. Such Shareholder is and will be on the Closing Date the record and beneficial owner and holder, free and clear of all Encumbrances, of the number of Netect Shares as set forth in Schedule 4.3 of the Disclosure Letter. All of the outstanding Netect Shares held by such shareholder have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to rights of first refusal, and were not issued in violation of any preemptive or similar rights.

     4.28 SECURITIES LAW MATTERS.

          4.28.1 Such Shareholder recognizes and understands that the BindView Common Stock to be issued pursuant to this Agreement will not be registered under the Securities Laws. The Consideration is not being so registered in reliance upon exemptions from registration, qualification or permit under the Securities Laws that are predicated, in part, on the representations, warranties and agreements of the Shareholders contained herein.

          4.28.2 Accredited Investor Status; Purchaser Representative.

               4.28.2.1 Unless such Shareholder's name is listed in Section 4.28 of the Disclosure Letter (the "Non-Accredited Shareholders"), such Shareholder is an "Accredited Investor" within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act ("Reg D").

               4.28.2.2 If such Shareholder is a Non-Accredited Shareholder, by executing and delivering this Agreement, such Shareholder appoints and acknowledges Simon Weintram as his "Purchaser Representative", within the meaning of Reg D, in connection with evaluating the merits and risks of the prospective investment in the Consideration to be made in connection with the Contemplated Transactions.

               4.28.2.3 To such Shareholder's Knowledge, the Purchaser Representative (i) is not an affiliate, director, officer or other employee of BindView; (ii) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Consideration to be made in connection with the Contemplated Transactions; and (iii) has no material relationship between himself or any of his affiliates and BindView or any of its affiliates, and no such relationship is contemplated or has existed at any time during the previous two years.

          4.28.3 Information Provided. Such Shareholder acknowledges that:

               4.28.3.1 he has been furnished, at a reasonable time prior to the date hereof, (i) BindView's registration statement on Form S-1 initially filed with the SEC under the Securities Act on November 6, 1998, as amended December 3, 1998; the "BindView SEC Reports"); (ii) upon request by such Shareholder, all exhibits filed with the BindView SEC Reports; and (iii) a summary description of the terms of the Consideration;

               4.28.3.2 BindView has made available to such Shareholder, at a reasonable time prior to the date hereof, the opportunity to ask questions and receive answers concerning the terms and conditions of the Contemplated Transactions and to obtain any additional information that it possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the BindView SEC Reports; and

               4.28.3.3 BindView has advised such Shareholder of the limitations on resale of the Consideration contained in the following Paragraph.

          4.28.4 Limitations on Resale; No Underwriters.

               4.28.4.1 The Consideration shall have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and cannot be resold without registration under the Securities Act or an exemption therefrom.

               4.28.4.2 Such Shareholder is acquiring the Consideration solely himself, for investment and not with a view toward resale or redistribution in violation of the Securities Laws.

               4.28.4.3 Such Shareholder understands that the certificates representing BindView Common Stock to be acquired as Consideration will be imprinted with the following legends, the terms of which are specifically agreed to:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, THESE SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          Such Shareholder understands and agrees that appropriate stop transfer notations will be placed in the records of BindView and with its transfer agents in respect of the Consideration.

          4.28.5 No Assurances. Such Shareholder acknowledges that no assurances have been made concerning the future results of BindView or as to the value of the Consideration.

          4.28.6 Such Shareholder further acknowledges that he has had the opportunity to consult with his own legal counsel with respect to the Securities Laws and their applicability to the Consideration. Such Shareholder further acknowledges that he bears his own risk as to the tax effects of the Contemplated Transactions.

     4.29 SHAREHOLDER AUTHORITY; NO CONFLICT.

          4.29.1 This Agreement constitutes the legal, valid and binding obligation of such Shareholder and is enforceable against such Shareholder in accordance with its terms. Upon the execution and delivery by such Shareholder of the Indemnity Escrow Agreement and the Registration Rights Agreement and, if applicable, the Employment Agreement and the Non-competition Agreement (collectively, the "Shareholder Closing Documents"), the Shareholder Closing Documents will constitute the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms. Such Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Shareholder Closing Documents and to perform his obligations under this Agreement and the Shareholder Closing Documents.

          4.29.2 Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by such Shareholder will, directly or indirectly (with or without notice or lapse of time):

               4.29.2.1 contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge any of the Contemplated Transactions or to exercise any remedy pursuant to any Legal Requirement or any Order to which such Shareholder or the Netect Shares held by it, is subject;

               4.29.2.2 contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by such Shareholder or the Netect Shares held by it; or

               4.29.2.3 result in the imposition or creation of any Encumbrance upon or with respect to the Netect Shares held by it.

          Except as set forth in Schedule 4.2 of the Disclosure Letter, such Shareholder is not, nor to its Knowledge will it be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                   OF BINDVIEW

     BindView represents and warrants to Netect and the Shareholders as follows:

     5.1 ORGANIZATION AND GOOD STANDING. BindView is a corporation duly organized and validly existing under the laws of the State of Texas, with full corporate power and authority to conduct its business as it is now being conducted. BindView is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on BindView.

     5.2  AUTHORITY; NO CONFLICT.

          5.2.1 This Agreement constitutes the legal, valid and binding obligation of BindView, enforceable against BindView in accordance with its terms. Upon the execution and delivery by BindView of the Indemnity Escrow Agreement, the Registration Rights Agreement, the Non-competition Agreements and the Employment Agreements (collectively, the "BindView Closing Documents"), the BindView Closing Documents will constitute the legal, valid and binding obligations of BindView, enforceable against BindView in accordance with their respective terms. BindView has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the BindView Closing Documents and to perform its obligations under this Agreement and the BindView Closing Documents.

          5.2.2 Other than the waiver by certain securityholders of BindView of certain registration rights, neither the execution and delivery of this Agreement or the BindView Closing Documents by BindView, the consummation or performance of any of the Contemplated Transactions by BindView, nor the performance of or compliance with this Agreement and the BindView Closing Documents by BindView will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to, or contravene, conflict with or result in a violation of:

               5.2.2.1 any provision of BindView's Organizational Documents;

               5.2.2.2 any resolution adopted by the board of directors or the shareholders of BindView;

               5.2.2.3 any Legal Requirement or Order to which BindView is subject; or

               5.2.2.4 any Contract to which BindView is a party or by which BindView is bound.

          5.2.3 Other than the waiver by certain securityholders of BindView of certain registration rights, BindView is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the BindView Closing Documents, the consummation or performance of any of the Contemplated Transactions, or the performance of this Agreement or the BindView Closing Documents.

     5.3 NO PROCEEDINGS. There is no pending Proceeding that has been commenced against BindView and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions. To BindView's Knowledge, no such Proceeding has been Threatened.

     5.4 NO BROKERS OR FINDERS. BindView and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     5.5  BINDVIEW CAPITALIZATION.

          5.5.1 The authorized capital stock of BindView consists of 100,000,000 shares of BindView Common Stock, of which 20,716,203 shares were outstanding as of the close of business on December 31, 1998, and 20,000,000 shares of preferred stock, par value US$0.01 per share, of which no shares are outstanding. All of the outstanding shares of BindView Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. BindView has no common stock or preferred stock reserved for issuance, except that, as of December 31, 1998, there were an aggregate of 1,070,645 shares of BindView Common Stock reserved for issuance pursuant to BindView's stock option and incentive plans and there currently are up to 1,424,659 shares of BindView Common Stock reserved for issuance as the Consideration. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of BindView or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of BindView or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. BindView does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of BindView on any matter.

          5.5.2 Prior to the Closing, BindView will have taken all necessary action to permit it to issue the number of shares of BindView Common Stock to be issued as Consideration pursuant to Article II. The Consideration, when issued, will be validly issued, fully paid and nonassessable (other than the Escrowed Shares, which are subject to the Indemnity Escrow Agreement), and no Person will have any preemptive right of subscription or purchase in respect thereof.

     5.6 BINDVIEW SEC REPORTS. BindView has delivered to Netect and the Shareholders the BindView SEC Reports. Since July 24, 1998, BindView has made all filings with the SEC that it has been required to make under the Securities Act or the Exchange Act. Each of the BindView SEC Reports has complied with the Securities Act and the Exchange Act in all material respects. As of their respective dates, the BindView SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the BindView SEC Reports (including the related notes and schedules) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, fairly presents the consolidated financial position of BindView and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flow and shareholders' equity included in the BindView SEC Reports (including any related notes and schedules) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, fairly presents the results of operations, retained earnings and changes in cash flow and shareholders' equity, as the case may be, of BindView and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     5.7 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the most recently filed BindView SEC Report, BindView has conducted its business in the ordinary course and there has not occurred: (a) any change in the financial condition, liabilities, assets or business of BindView that would result in a Material Adverse Effect; (b) any amendment or change to the Articles of Incorporation or Bylaws of BindView; (c) any damage to, destruction or loss of any assets of BindView (whether or not covered by insurance) that would result in a Material Adverse Effect; (d) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock or other equity interests of BindView, or (e) any material change by BindView in accounting principles.

     5.8 COMPLIANCE WITH LAWS. Except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect on BindView and, except as disclosed in the BindView SEC Reports, to BindView's knowledge, the conduct of BindView complies in all material respects with all environmental and other Legal Requirements, statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for violations or failures so to comply, if any, that are consistent with the relevant industry standard. To BindView's knowledge, no action or proceeding relating to any such Legal Requirements, statutes, laws, regulations, ordinances, rules, judgments, orders or decrees is pending of threatened, except for such actions and proceedings as would not, individually or in the aggregate, have a Material Adverse Effect on BindView and its Subsidiaries taken as a whole.

     5.9 PROPERTIES. Except as disclosed in Schedule 5.9 of the Disclosure Letter and except for Permitted Liens, BindView or a Subsidiary of BindView has good and marketable title to its material assets and the material assets of its Subsidiaries, including the BindView Intellectual Property, free and clear of all liens and encumbrances, except where such failure to hold such title would not, individually or in the aggregate, have a Material Adverse Effect on BindView and its Subsidiaries taken as a whole.

     5.10 NO BROKERS OR FINDERS. BindView and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


                                   ARTICLE VI
                    COVENANTS OF NETECT AND THE SHAREHOLDERS

     During the period from the date of this Agreement and continuing until the Closing Date (except in the case of Section 6.9 which shall continue for the period set forth therein), Netect and each Shareholder severally covenant with BindView (except as expressly contemplated or permitted hereby, as specifically permitted by the Disclosure Letter or as otherwise permitted with BindView's prior written consent):

     6.1 ACCESS AND INVESTIGATION. Upon reasonable notice, Netect shall, and shall cause its Representatives to (i) afford BindView and its Representatives access to Netect's and its Subsidiaries personnel, properties, contracts (subject to redaction of confidential information where required by an Applicable Contract), books and records, and other documents and data, (ii) furnish BindView and its Representatives with copies of all such contracts (subject to redaction of confidential information where required by an Applicable Contract), books and records, and other existing documents and data as BindView may reasonably request and (iii) furnish BindView and its Representatives with such additional financial, operating and other data and information as BindView may reasonably request.

     6.2 OPERATION OF THE BUSINESSES OF NETECT. Netect will, except as set forth on Schedule 6.2 of the Disclosure Letter:

          6.2.1 conduct the business of Netect only in the Ordinary Course of Business;

          6.2.2 use its commercially reasonable efforts to preserve intact the current business organization of Netect, keep available the services of the current officers, employees and agents of Netect and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Netect;

          6.2.3 confer with BindView concerning operational matters of a material nature; and

          6.2.4 otherwise report periodically to BindView regarding the status of the business, operations and finances of Netect.

     6.3 NEGATIVE COVENANTS. Except as otherwise expressly contemplated or permitted by this Agreement, Netect and its Subsidiaries will not, without the prior consent of BindView,

          6.3.1 take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.15 as qualified by Schedule 4.15 of the Disclosure Letter is likely to occur;

          6.3.2 pay, make or declare any distribution or dividend, including but not limited to any regular bonuses that would otherwise be payable to the Shareholders during such time period, to the Shareholders or to any other shareholder of Netect except the issuance of Netect Shares or the grant of options or rights to acquire Netect Shares pursuant to the Netect Stock Plans in the Ordinary Course of Business substantially consistent as to amount, exercise price, vesting and other terms with past practice;

          6.3.3 make any transfer of or conduct or permit any other transaction relating to Netect Shares or other equity interests of Netect except the issuance of Netect Shares or the grant of options or rights to acquire Netect Shares pursuant to the Netect Stock Plans in the Ordinary Course of Business substantially consistent as to amount, exercise price, vesting and other terms with past practice;

          6.3.4 prepay or amend the provisions of any term indebtedness of Netect existing as of the date hereof; or

          6.3.5 notwithstanding anything in the Disclosure Letter, take any action that would jeopardize treatment of the Contemplated Transactions as a "pooling of interests" for accounting purposes or that is not in the Ordinary Course of Business.

     6.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Netect and its Subsidiaries will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Netect and its Subsidiaries will (i) cooperate with BindView with respect to all filings that BindView elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (ii) cooperate with BindView in obtaining all consents identified in Schedule 4.2 of the Disclosure Letter.

     6.5 NOTIFICATION. Netect will promptly notify BindView in writing if Netect becomes aware of any fact or condition that would cause or constitutes a Breach of any of Netect's representations and warranties as of the date of this Agreement, or if Netect becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated or permitted by this Agreement) cause or constitute a Breach of any such representation or warranty, had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Netect and each Shareholder will promptly notify BindView if such party becomes aware of the occurrence of any Breach of any covenant of Netect or such Shareholder, as the case may be, in this Article VI and Netect will promptly notify BindView upon becoming aware of the occurrence of any event that may make the satisfaction of the conditions in Article IX impossible or unlikely.

     6.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, each Shareholder will cause all indebtedness owed to Netect by such Shareholder or any Related Person of such Shareholder to be paid in full prior to Closing.

     6.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article X, each Shareholder will not, and Netect will not and will cause each of its Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than BindView) relating to any transaction involving the sale of Netect Shares or the business or Assets (other than the licensing of software products in the Ordinary Course of Business) of Netect or its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Netect or its Subsidiaries.

     6.8 COMMERCIALLY REASONABLE EFFORTS. Netect and each Shareholder, severally, will use such party's commercially reasonable efforts to cause the conditions in Articles VIII and IX to be satisfied.

     6.9 LOCK-UP. Each Shareholder severally agrees that, any other provision of this Agreement notwithstanding, such Shareholder shall not attempt to sell or otherwise transfer its portion of the Consideration prior to the time BindView publicly announces its results of operations for a financial period that reflects at least 30 days of combined operations of BindView and Netect. Each Shareholder severally agrees that BindView may place appropriate stop transfer notations with its transfer agent in connection with this Section 6.9.

     6.10 NONTAXABLE REORGANIZATION. Netect and the Shareholders intend for the Exchange to qualify as a reorganization under Section 368(a) of the IRC; they shall use commercially reasonable efforts to cause the Exchange to so qualify; they will take the position for all purposes that the Exchange so qualifies; and neither shall take any action other than the consummation of the transactions contemplated herein that would cause the Exchange (i) not to so qualify or (ii) to become taxable to any of the Shareholders immediately prior to the Closing Date.


                                   ARTICLE VII
                              COVENANTS OF BINDVIEW

     7.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, BindView will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, BindView will, and will cause each Related Person to, (i) cooperate with Netect and the Shareholders with respect to all filings that Netect and the Shareholders are required by Legal Requirements to make in connection with the Contemplated Transactions and (ii) cooperate with Netect and the Shareholders in obtaining all consents identified in Schedule 4.2 of the Disclosure Letter.

     7.2 COMMERCIALLY REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, BindView will use its commercially reasonable efforts to cause the conditions in Articles VIII and IX to be satisfied.

     7.3  [RESERVED]

     7.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, BindView will promptly notify Netect in writing if BindView becomes aware of any fact or condition that would cause or constitutes a Breach of any of BindView's representations and warranties as of the date of this Agreement, or if BindView becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated or permitted by this Agreement) cause or constitute a Breach of any such representation or warranty, had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, BindView will promptly notify Netect if BindView becomes aware of the occurrence of any Breach of any covenant of BindView in this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

     7.5 POOLING TREATMENT. BindView will not take any action that would jeopardize treatment of the Contemplated Transactions as a "pooling of interests" for accounting purposes.

     7.6 INDEMNIFICATION OF COMPANY OFFICERS AND DIRECTORS; INSURANCE. BindView agrees for a period of six years following the Closing Date, not to amend the exculpation, limitation of liability or indemnification provisions set forth in the Organizational Documents of Netect in a manner that would adversely affect the rights of Netect's officers, directors and employees to indemnification and advancement of expenses thereunder and agrees to cause Netect to fulfill and honor such obligations to the maximum extent permitted by law; provided, however, that nothing in this Section shall prevent BindView from effecting any merger, reorganization or consolidation of Netect. This Section is intended to be for the benefit of, and shall be enforceable by, the indemnified parties referred to herein, their heirs and personal representatives and shall be binding on BindView and its successors and assigns.

     7.7  STOCK OPTIONS.

          7.7.1 At the Closing, BindView shall assume the Netect Option Plans and all of Netect's obligations with respect to each outstanding stock option thereunder. The stock options so assumed by BindView shall continue to have, and be subject to, the same terms and conditions as set forth in the applicable Netect Option Plan and/or any agreements pursuant to which such stock options were granted as in effect immediately prior to the Closing Date hereof, except that (1) each stock option shall be exercisable for that number of whole shares of BindView Common Stock equal to the number of Netect Shares covered by such stock option immediately prior to the Closing, multiplied by the Option Exchange Ratio and rounded down to the nearest whole number of shares of BindView Common Stock and (2) the price at which each such stock option is exercisable shall be divided by the Option Exchange Ratio (rounded up to the nearest cent). BindView shall reserve for issuance the aggregate number of shares of BindView Common Stock that will become issuable upon the exercise of all stock options outstanding at the Closing. The Option Exchange Ratio shall equal 0.398409869.

          7.7.2 (i) Within 20 days after the Closing, BindView shall cause to be filed with the SEC a registration statement on Form S-8 with respect to the stock options assumed hereby providing for issuance of BindView Common Stock upon exercise of stock options, and will use its best efforts to cause such registration statement to become and remain effective for so long as stock options registered thereby remain outstanding, and (ii) BindView shall file prior to the Closing a Notification Form for the Listing of Additional Shares on Form 10b-17 with the Nasdaq National Market with respect to the BindView Common Stock issuable upon exercise of such stock options.

     7.8 NONTAXABLE REORGANIZATION. BindView intends for the exchange to qualify as a reorganization under Section 368(a) of the IRC; BindView and its affiliates shall use commercially reasonable efforts to cause the Exchange to so qualify; BindView and its affiliates will take the position for all purposes that the Exchange so qualifies; and BindView and its affiliates shall not take any action other than the consummation of the transactions contemplated herein that would cause the Exchange (i) not to so qualify or (ii) to become taxable to any of the Shareholders immediately prior to the Closing Date.


                                  ARTICLE VIII
             CONDITIONS PRECEDENT TO NETECT'S AND THE SHAREHOLDERS'
                               OBLIGATION TO CLOSE

     Netect's and the Shareholders' obligation to take the actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by Netect or the Shareholders (such waiver by the Shareholders to be evidenced in writing signed by the Shareholders' Representative), in whole or in part; provided, however, that Netect's and the Shareholders' election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant contained herein, whether or not within the Knowledge of Netect or the Shareholders or existing on the Closing Date.

     8.1 ACCURACY OF REPRESENTATIONS. All of BindView's representations and warranties in this Agreement (considered collectively) will be accurate in all material respects as of the Closing Date as if made on the Closing Date except, in each case, (i) representations and warranties made expressly with respect to a specific date, (ii) changes specifically contemplated, permitted or required by this Agreement and (iii) without regard to materiality qualifications or dollar thresholds contained in Article V.

     8.2  BINDVIEW'S PERFORMANCE.

          8.2.1 All of the covenants and obligations that BindView is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), have been performed and complied with in all material respects.

          8.2.2 BindView has delivered each of the documents required to be delivered by it pursuant to Section 3.2 and has delivered the Consideration to the Shareholders as set forth in Section 2.1.

     8.3 CONSENTS. Each of the Consents identified in Schedule 4.2 of the Disclosure Letter has been obtained and is in full force and effect.

     8.4 NO PROCEEDINGS. Since the date of this Agreement, there has not been commenced or Threatened against Netect or any of the Shareholders, or against any Person affiliated with Netect or any of the Shareholders, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

     8.5  INDEMNITY ESCROW AGREEMENT. BindView, the Shareholders'
Representative, the Shareholders, and the Indemnity Escrow Agent shall have entered into the Indemnity Escrow Agreement.

     8.6 CLOSING CERTIFICATE. BindView shall have delivered to the Shareholders' Representative a certificate of an officer of BindView dated the Closing Date certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2.

     8.7 POOLING OPINION. Netect shall have received a written opinion of PricewaterhouseCoopers L.L.P. that, in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC, Netect and BindView, respectively, are poolable entities and the acquisition of the Netect Shares and Options by BindView pursuant to this Agreement will be treated as a "pooling of interests" for accounting purposes.

     8.8 NASDAQ LISTING. The shares of BindView Common Stock to be included in the Consideration will, on the Closing Date, be authorized for listing on the Nasdaq National Market.

     8.9 AFFILIATE LETTERS. Affiliates of BindView shall have delivered customary "pooling-of-interests" lock-up, affiliate letters addressed to BindView and the Shareholders' Representative, as may be required to permit the Contemplated Transaction to be accounted for under the "pooling-of-interests" method of accounting.

                                   ARTICLE IX
                       CONDITIONS PRECEDENT TO BINDVIEW'S
                               OBLIGATION TO CLOSE

     BindView's obligation to take the actions required to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by BindView, in whole or in part; provided, however, that BindView's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant contained herein, whether or not within the Knowledge of BindView or existing on the Closing Date.

     9.1 ACCURACY OF REPRESENTATIONS. All of Netect's and the Shareholders' representations and warranties in this Agreement (considered collectively) will be accurate in all material respects as of the Closing Date as if made on the Closing Date except, in each case, (i) representations and warranties made expressly with respect to a specific date, (ii) changes specifically contemplated or permitted or required by this Agreement and (iii) without regard to materiality qualifications or dollar thresholds contained in Article IV.

     9.2  NETECT'S AND THE SHAREHOLDERS' PERFORMANCE.

          9.2.1 All of the covenants and obligations that Netect and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), have been duly performed and complied with in all material respects.

          9.2.2 Netect and the Shareholders have delivered each of the documents required to be delivered by them pursuant to Section 3.2 and have delivered Netect Shares to BindView as set forth in Section 2.1.

     9.3 CONSENTS. Each of the Consents identified in Schedule 4.2 of the Disclosure Letter has been obtained and is in full force and effect.

     9.4  [Reserved]

     9.5 NO PROCEEDINGS. Since the date of this Agreement, there has not been commenced or Threatened against BindView, or against any Person affiliated with BindView, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

     9.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There has not been made or Threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity or ownership interest in, Netect or any of its Subsidiaries or (ii) is entitled to all or any portion of the Consideration payable for Netect Shares.

     9.7 WAIVERS. Netect shall have received written waivers or releases in form and substance reasonably satisfactory releasing the encumbrances described in Schedule 4.6 (other than those set forth in Item 2, (a) and (d)) of the Disclosure Letter.

     9.8 POOLING OPINION. BindView shall have received a written opinion of PricewaterhouseCoopers L.L.P. that, in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC, Netect and BindView, respectively, are poolable entities and the acquisition of the Netect Shares and Options by BindView pursuant to this Agreement will be treated as a "pooling of interests" for accounting purposes.

     9.9 NO MATERIAL ADVERSE CHANGE. Since the most recent date of the Balance Sheets, except as set forth in the Disclosure Letter, there shall not have been any change in the business, operations, properties, Assets or condition of Netect and its Subsidiaries that may result in a Material Adverse Effect to Netect and its Subsidiaries, and no event shall have occurred or circumstance exist that would reasonably be likely to result in a Material Adverse Effect to Netect and its Subsidiaries.

     9.10 INDEMNITY ESCROW AGREEMENT. BindView, the Shareholders, and the Indemnity Escrow Agent shall have entered into the Indemnity Escrow Agreement.

     9.11 TRANSACTION EXPENSES; SEVERANCE COSTS; DEBT.

          9.11.1 Since December 31, 1998, Netect and its Subsidiaries shall not have paid or incurred or otherwise become liable for Transaction Expenses in excess of an amount equal to the Estimated Transaction Expenses as set forth in Schedule 9.11.

          9.11.2 Netect and its Subsidiaries shall not have paid or incurred or otherwise become liable for any employee bonuses or severance payments relating to the Contemplated Transactions or resulting from a "change in control" of Netect in excess of those for which it was contractually obligated on January 21, 1999 (which are disclosed on Schedule 9.11) and, in the case of employees who are not Selected Employees and to whom Netect and its Subsidiaries are not contractually bound to make severance or bonus payments, an amount equal to six months of the base annual salary of such employee as in effect on January 4, 1999.

          9.11.3 As of the Closing Date, Netect and its subsidiaries shall not have more than US $200,000 in indebtedness, exclusive of trade payables and bridge loan financing from securityholders and accrued but unpaid Transaction Expenses.

     9.12 CLOSING CERTIFICATE. Each Shareholder shall have delivered to BindView a certificate dated the Closing Date certifying as to the satisfaction of the conditions set forth in Sections 9.1 and 9.2 as applicable to such Shareholder. Netect shall have delivered to BindView a certificate dated the Closing Date certifying as to the satisfaction of the conditions set forth in Sections 9.1, 9.2, 9.9 and 9.11 as applicable to it.

     9.13 SHAREHOLDER RELEASES. BindView shall have received a release of Netect and its Subsidiaries signed by each Shareholder in the form attached as Exhibit D.

     9.14 COMPILING SOFTWARE. Not later than five Business Days prior to the Closing, Netect shall have provided to BindView, at BindView's facility in Houston, Texas, a computer on which all of the source code relating to the HackerShield 1.1 Software is stored and on which an executable version of the HackerShield 1.1 Software may be compiled from such source code, and BindView shall have been able to compile and test such an executable version to its reasonable satisfaction.


                                    ARTICLE X
                                   TERMINATION

     10.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

          10.1.1 [Reserved]

          10.1.2 (i) by BindView if any of the conditions in Article IX has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of BindView to comply with its obligations under this Agreement) and BindView has not waived such condition on or before the Closing Date; or (ii) by Netect and the Shareholders' Representative if any of the conditions in
     Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Netect or the Shareholders to comply with any of their obligations under this Agreement) and Netect or the Shareholders have not waived such condition on or before the Closing Date;

          10.1.3 by mutual written consent of BindView and Netect and the Shareholders' Representative; or

          10.1.4 by BindView, or Netect and the Shareholders' Representative if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 1, 1999; provided, however, that such date may be extended for up to twenty (20) Business Days by written notice given by BindView or Netect.

     10.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 12.2 (Public Announcements) and 12.3 (Confidentiality), and except that nothing in this
Section 10.2 shall relieve any party hereto of any liability for willful breach of this Agreement prior to such termination. In addition, upon such a termination as provided for in this Article X, each of Netect, the Shareholders and BindView shall return any and all written information, documents and data and other property (including without limitation computers, software, source code and technical documentation) obtained from the other party in connection with this transaction to the owner of such written information, documents and data and other property within the five business days following such confirmed termination.


                                   ARTICLE XI
                            INDEMNIFICATION; REMEDIES

     11.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All Claims for any Breach of any representation, warranty, covenant or obligation in this Agreement (including the Disclosure Letters incorporated herein) or in any certificate delivered pursuant to this Agreement will survive the Closing until the first anniversary of the Closing (other than any Claims for Breach to the extent relating to any failure of BindView to perform or comply with covenants or obligations following the Closing Date, which shall survive for the respective terms of such covenants and obligations). The right to indemnification and payment of Damages hereunder will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

     11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SHAREHOLDERS. If the Closing occurs, the Shareholders, severally and on a pro-rata basis in proportion to each Shareholder's interest in the Escrow Shares, will indemnify and hold harmless BindView and its Representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons solely out of the Escrow Shares (as defined in the Indemnity Escrow Agreement) the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          11.2.1 any Breach of any representation or warranty made by Netect or such Shareholder in this Agreement or any other certificate delivered by Netect or by such Shareholder pursuant to this Agreement;

          11.2.2 any Breach of any representation or warranty made by Netect or such Shareholder in this Agreement as if such representation or warranty were made on and as of the Closing Date (unless specifically permitted or required hereby); or

          11.2.3 any Breach by Netect or such Shareholder of any covenant or obligation of Netect or such Shareholder in this Agreement;

     in each case net of any specific accruals reflected on the most recent Balance Sheet and net of any of the following that is in excess of accruals reflected in the Balance Sheet and that is received or recognized within the calendar year in which such indemnification claim is resolved: (i) an actual reduction or refund of Taxes, (ii) insurance proceeds or (iii) recoveries from third parties.

     The remedies provided in this Section 11.2 shall be the sole and exclusive remedies of BindView and the other Indemnified Persons and shall exclude and limit any other remedies that may otherwise be available to BindView or any of the other Indemnified Persons following the Closing with respect to the representations, warranties, covenants and obligations of Netect, the Shareholders and the Shareholders' Representative in this Agreement in any certificate delivered pursuant to this Agreement or otherwise in connection herewith..

     11.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BINDVIEW. If the Closing occurs, BindView will indemnify and hold harmless the Shareholders and their respective Representatives, stockholders, partners, members, controlling persons and affiliates (collectively, the "Shareholder Indemnified Parties") for, and will pay to the Shareholder Indemnified Parties the amount of any Damages arising, directly or indirectly, from or in connection with:

          11.3.1 any Breach of any representation or warranty made by BindView in this Agreement or any other certificate delivered by BindView pursuant to this Agreement;

          11.3.2 any Breach of any representation or warranty made by BindView in this Agreement as if such representation or warranty were made on and as of the Closing Date (unless specifically permitted or required hereby); or

          11.3.3 any Breach by BindView of any covenant or obligation of BindView in this Agreement;

     in each case net of any of the following that is received or recognized within the calendar year in which such indemnification claim is resolved:
     (i) an actual reduction or refund of Taxes, (ii) insurance proceeds or
     (iii) recoveries from third parties.

     The remedies provided in this Section 11.3 shall be the sole and exclusive remedies of the Shareholders and the other Shareholder Indemnified Persons and shall exclude and limit any other remedies that may otherwise be available to the Shareholders or any of the other Shareholder Indemnified Persons following the Closing with respect to the representations, warranties, pre-closing covenants and pre-closing obligations of BindView in this Agreement in any certificate delivered pursuant to this Agreement or otherwise in connection herewith.

     11.4 TIME LIMITATIONS.

          11.4.1 If the Closing occurs, the Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with in respect of any of the Contemplated Transactions prior to the Closing Date unless on or before the first anniversary of the Closing Date BindView notifies the Shareholders' Representative of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by BindView.

          11.4.2 If the Closing occurs, BindView will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with in respect of any of the Contemplated Transactions prior to the Closing Date unless on or before the first anniversary of the Closing Date any or all of the Shareholders notify BindView of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Shareholder.

     11.5 LIMITATIONS ON AMOUNT - THE SHAREHOLDERS. The Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in Sections 11.2 unless and until the total of all Damages with respect to such matters exceeds an amount equal to the sum of (i) US$200,000 plus (ii) one half of the amount by which the Transaction Expenses are less than Estimated Transaction Expenses (such total amount being the "Basket"), and then such liability shall include those Damages comprising the Basket amount.

     The maximum aggregate amount of Damages for all matters that may be recovered under Section 11.2 from the Shareholders and the source of the recovery shall be limited to the Escrow Shares pursuant to the Indemnity Escrow Agreement. However, the limitations provided for by this Section 11.5 will not apply to Damages relating to actual fraud by Netect or, with respect to any Shareholder, by such Shareholders.

     11.6 LIMITATIONS ON AMOUNT - BINDVIEW. BindView will have no liability (for indemnification or otherwise) with respect to the matters described in Section
11.3.1 or 11.3.2 or, to the extent relating to any failure to perform or comply prior to the Closing Date, 11.3.3, until the total of all Damages with respect to such matters exceeds an amount equal to the Basket, and then such liability shall include those Damages comprising the Basket amount.

     The maximum aggregate amount of Damages for all matters that may be recovered under Section 11.3 from BindView shall be an amount equal to US$2,567,000. However, the limitations provided for by this Section 11.6 will not apply to Damages relating to actual fraud by BindView.

     11.7 INDEMNITY ESCROW. Upon notice to the Shareholders' Representative specifying in reasonable detail the basis for a Claim, BindView may give notice of a Claim under the Indemnity Escrow Agreement.

     11.8 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

          11.8.1 Promptly after receipt by an indemnified party under Section
     11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnifying party's failure to give such notice.

          11.8.2 If any Proceeding referred to in Section 11.8.1 is brought against an indemnified party, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (a) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent, which consent may not be unreasonably withheld, unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party or having a value recoverable in Escrow Shares and (b) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be entitled to participate in the defense at its own expense and will be bound by any compromise or settlement effected by the indemnified party with the indemnifying party's consent, not to be unreasonably withheld.

          11.8.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that with respect to any third party claim involving intellectual property rights there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     11.9 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE XII

                               GENERAL PROVISIONS

     12.1 EXPENSES. Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated; provided, however, that to the extent the Transaction Expenses exceed the Estimated Transaction Expenses, BindView's only recourse is to make a Claim under the Indemnity Escrow Agreement without regard to the Basket, up to the amount of the Escrow Shares.

     12.2 PUBLIC ANNOUNCEMENTS. Unless consented to in writing in advance by BindView and Netect or required by Legal Requirements or stock exchange rule or regulation, prior to the Closing, or at any time after the termination of this Agreement pursuant to Section 10.1, the parties hereto shall keep this Agreement strictly confidential and may not make disclosure regarding this Agreement to any Person. If a party hereto is required by Legal Requirements to make any such disclosure, such party must first provide to BindView and Netect a copy of such proposed disclosure, a description of the Legal Requirements requiring such disclosure and the time and place at which such disclosure will be made. Netect and BindView will consult generally with each other concerning the means by which Netect's and its Subsidiaries' customers and suppliers and others having dealings with Netect and its Subsidiaries will be informed of the Contemplated Transaction prior to Closing, and BindView will have the right to be present for any such communication. Netect may discuss the foregoing matters with its employees without regard to the provisions of this Section 12.2.

     12.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, BindView, Netect and each of the Shareholders will maintain in confidence, and will cause their respective directors, officers, employees, agents, advisors and Representatives to maintain in confidence, any written information obtained in confidence from such other party in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with any Legal Requirement or legal proceeding.

     If the Contemplated Transactions are not consummated, each receiving party will return or destroy as much of such written information as any disclosing party may reasonably request.

     The provisions of this Section 12.3 are in addition to and cumulative of the terms and conditions contained in (a) that certain Nondisclosure Agreement dated November 6, 1998, by and between Netect and BindView (the "Confidentiality Letter") and (b) that certain letter of intent dated January 21, 1999, by and between Netect and BindView. In the event of any conflict between the terms of this Section 12.3 and the Confidentiality Letter, the terms of the Confidentiality Letter will supersede the conflicting terms of this Section 12.3.

     12.4 NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt) or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          IF TO BINDVIEW:

          BindView Development Corporation
          3355 West Alabama, Suite 1200
          Houston, Texas  77098
          Attention: President and Chief Executive Officer
          Facsimile No.: (713) 881-9212

          with a copy to:

          Fulbright & Jaworski L.L.P.
          1301 McKinney, Suite 5100
          Houston, Texas  77010
          Attention: Robert F. Gray, Jr.
          Facsimile No.: (713) 651-5246

          IF TO NETECT, THE SHAREHOLDERS OR THE SHAREHOLDERS' REPRESENTATIVE:

          Paul E. Blondin
          Netect Inc.
          55 New York Avenue
          Framingham, Massachusetts 01701
          Facsimile No.: (508) 620-0684

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, MA 02110
          Attention: John A. Meltaus
          Facsimile No.: 617-248-7100

     12.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     12.6 FURTHER ASSURANCES. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, all as any party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     12.7 WAIVER. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     12.8 ENTIRE AGREEMENT AND MODIFICATION. Except as otherwise provided herein, this Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between BindView and Netect dated January 21, 1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each of the parties hereto.

     12.9 DISCLOSURE LETTER. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a representation or warranty), the statements in the body of this Agreement will control.

     12.10 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that BindView may assign any of its rights under this Agreement to any Subsidiary of BindView. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as specifically set forth in Sections 7.6 and 7.7, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as specifically set forth in Sections 7.6 and 7.7, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     12.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The provisions of this

Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto.

     12.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     12.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     12.14 GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

     12.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     12.16 AMENDMENT OF DISCLOSURE LETTER. Until five Business Days prior to the Closing, each of Netect and the Shareholders may supplement or amend the Disclosure Letter relating to their respective representations and warranties and covenants in this Agreement in order to make such representations and warranties accurate and such covenants fulfilled as of the Closing Date. The matter, liability or obligation disclosed in such supplement or amendment shall be considered in determining whether or not the conditions set forth in Articles VIII and IX have been satisfied. If such supplement or amendment discloses matters, liabilities or obligations that, as of the date hereof, are within the Knowledge of the party so amending or supplementing, then such matters, liabilities or obligations shall be considered in determining whether or not the relevant representation or warranty was Breached on the date hereof and the extent to which any party may have rights to indemnification under Article XI for any such matter, liability or obligation; and provided further that if such supplement or amendment discloses matters, liabilities or obligations that, as of the date hereof, are not within the Knowledge of the party so amending or supplementing, then such matters, liabilities or obligations shall not be considered in determining whether or not the relevant representation or warranty was Breached but shall only be considered in determining the extent to which any other party may have rights to indemnification under Article XI for such breach as follows: if such supplement or amendment discloses a matter, liability or obligation for which a party otherwise would have been entitled to indemnification under Article XI, then the total amount to which such party is entitled under Section XI for that specific matter, liability or obligation (but not the amounts with respect to the Basket or liability limits) will be reduced by half.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

                                       BINDVIEW DEVELOPMENT CORPORATION


                                                /s/ ERIC J. PULASKI
                                       -----------------------------------------
                                                    Eric J. Pulaski
                                         Chief Executive Officer and President


                                       NETECT LTD.


                                                /s/ PAUL E. BLONDIN
                                       -----------------------------------------
                                                    Paul E. Blondin
                                         President and Chief Executive Officer


                                       SHAREHOLDERS' REPRESENTATIVE


                                                /s/ PAUL E. BLONDIN
                                       -----------------------------------------
                                       Paul E. Blondin


                                       SHAREHOLDERS



                                                /s/ MARC CAMINETSKY
                                       -----------------------------------------
                                       Marc Caminetsky

                                                /s/ MICHAEL SAFRA
                                       -----------------------------------------
                                       Michael Safra


                                                /s/ ZALMAN ABERMAN
                                       -----------------------------------------
                                       Zalman Aberman


                                                /s/ ELI SIMON
                                       -----------------------------------------
                                       Eli Simon

                                                /s/ DAVID BINAMOWITCH
                                       -----------------------------------------
                                       David Binamowitch



                                                /s/ JACOB LIF
                                       -----------------------------------------
                                       Jacob Lif


                                       Advocate Ziv Ironi, FBO of David Alluch


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [Signature Illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                                /s/ PHILLIPE CAHEN
                                       -----------------------------------------
                                       Phillipe Cahen


                                                /s/ NOAM SABO
                                       -----------------------------------------
                                       Noam Sabo


                                                /s/ DAN KAMINSKI
                                       -----------------------------------------
                                       Dan Kaminski


                                                /s/ YONA HOLLANDER
                                       -----------------------------------------
                                       Yona Hollander


                                       XDL Netect Holland


                                       By:
                                          --------------------------------------
                                       Name:    /s/ DAVID LATNER
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Delta Capital LTD.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                            ------------------------------------


                                       Integral Capital Partners III L.P.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ PAMELA HAGENAH
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                                /s/ DAVID ALLOUCH
                                       -----------------------------------------
                                       David Allouch


                                       Integral Capital Partners International
                                       III L.P.


                                       By:
                                         ---------------------------------------
                                       Name:    /s/ PAMELA HAGENAH
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                                /s/ PAUL E. BLONDIN
                                       -----------------------------------------
                                       Paul E. Blondin


                                       Revaya Aspakat Mime Be'er Yaacov Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Kost Lev Ari Trustee Co. (1992) Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Yuval 63 Holdings (1995) Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Nir Barkat Holdings Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Eli Barkat Holdings Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Noga Electronics Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Genesis Partners (Cayman) L.P.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Moore Global Investment, Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Remington Investments Strategies, L.P.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ SAVVAS SAVVINIDIS
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Genesis Partners I L.P.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       W.S.P. Capital Holding Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Lamont Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                                /s/ CHARLIE FEDERMAN
                                       -----------------------------------------
                                       Charlie Federman

                                       I. J. T. Technologies Ltd.


                                       By:
                                          --------------------------------------
                                       Name:    /s/ [signature illegible]
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                                /s/ OFER SEGEV
                                       -----------------------------------------
                                       Ofer Segev
                                       (as a trust of David Bauminger)